Presentation to the Special Committee – May 12, 2008
Project Lasso
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Exhibit (c)(2)

PROJECT LASSO
Disclaimer
This presentation and the information contained herein is confidential and has been prepared exclusively for the benefit and use of the
Special Committee (the “Special Committee”) of the Board of Directors of Lasso (the “Company”) in order to assist the Special
Committee in evaluating, on a preliminary basis, the proposal the Company has received and does not convey any right of publication or disclosure, in whole or in part, to any other party without the prior written consent of Cowen. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by
Cowen.
The information in this presentation is based upon any management forecasts supplied to Cowen and reflects prevailing conditions and
Cowen’s views as of this date, all of which are accordingly subject to change. Cowen’s estimates constitute Cowen’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, Cowen has with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the management of the Company or which is publicly available. Cowen’s analysis is not and does not purport to be appraisals of the assets, stock or business of the Company or any other entity. Cowen does not make representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. This presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind.
The information contained herein, as well as any other advice, services or other information provided to you by Cowen, is being provided in connection with an actual or potential mandate or engagement and may not be used or relied upon in any manner, nor are any duties or obligations created with respect thereto, except and to the extent specifically set forth in a written engagement letter or other agreement with Cowen. This presentation does not constitute a commitment by Cowen or any of its affiliates to underwrite, subscribe for or place any securities to extend or arrange credit or to provide any other service.
Cowen policy mandates that no Cowen employee may directly or indirectly offer a Company favorable research or threaten to change research as consideration or inducement for the receipt of business or compensation.

PROJECT LASSO
Table of Contents
I. Executive Summary 2
II. Restaurant and Gaming Industry Trends 4
III. Lasso Observations 10
IV. Valuation Overview 28
V. Strategic Alternatives Overview 56
A.
Status Quo
B.
Divestiture of a Division
C.
Sale/Leaseback
D.
Sale of the Company
VI. Questions and Discussion 78
VII. Appendix 79
A.
Weighted Average Cost of Capital
B.
Additional Operating Analysis
Page

I. Executive Summary

PROJECT LASSO
Executive Summary
On January 28, 2008, Tilman J. Fertitta, Lasso’s Chairman, President and CEO,
submitted a $23.50 per share proposal for Lasso and the Special Committee was formed to review the proposal
On March 31, 2008, Cowen was engaged by the Special Committee to evaluate available strategic alternatives that could maximize shareholder value for Lasso
On April 4, 2008, Mr. Fertitta revised his proposal for Lasso to $21.00 per share
Since our engagement, we have performed the following:
Conducted due diligence on Lasso, including two days in Houston with Lasso senior management
Reviewed documents provided by Lasso's management team and Lasso's advisor
Met with the respective SVP/COOs of the restaurant divisions
Reviewed selected operating properties
Reviewed various analyses on the value of Lasso’s real estate
Met with Lasso’s advisors to discuss current operations
In the following strategic alternatives analysis, we have provided:
An overview of the current industry trends
A review of Lasso’s business, operations and financial results
A summary of our valuation analysis for Lasso
A review of the potential strategic alternatives that we believe are available to
Lasso, with potential benefits and considerations for each alternative

II. Restaurant and Gaming Industry Trends

PROJECT LASSO
Current Restaurant Market Trends
The restaurant industry has come under increased pressure over the last several quarters amid growing fear of a prolonged economic slowdown, falling housing prices, a tightened credit market and resurgent inflation
Input costs for restaurant companies, such as food, wages and energy, have increased materially over the last few quarters
Although restaurant companies realized 4.0% menu price increases in Q1 2008 (just short of a 17-year high of 4.1%), the total increase for restaurant input costs was 6.2%
in Q1 2008, resulting in (2.2%) relative pricing power (“RPP”)
Additionally, same-store sales results declined across most subsectors throughout 2007 and continue to be weak in 2008
Same-store sales for casual dining companies have been hit particularly hard and have been below the broader restaurant universe since the beginning of 2004
Earnings estimates for restaurant companies have been reduced significantly to reflect the challenging environment
Restaurant stocks traded down, on average, approximately 22.0% in 2007 and another
7.0% 2008 year-to-date
With the decrease in restaurant stock prices, EBITDA multiples have converged to historical averages that the industry has not seen in several years, with many stocks trading in the 5.0x - 7.0x range
The casual dining segment is currently trading below 10-year average historical
EBITDA multiples
Deal activity in both the equity and M&A markets has slowed considerably in recent months, due mainly to weak overall industry performance, a tightened credit market and concerns about future performance because of constrained consumer spending

COWEN AND COMPANY

II. RESTAURANT AND GAMING INDUSTRY TRENDS

PROJECT LASSO
Declining Relative Pricing Power
Despite Q1 2008 menu price increases of 4.0% (close to a 17-year high of 4.1%), restaurants were not able to offset input cost inflation of 6.2%
This declining relative pricing power environment continues an ongoing trend from 2007
•
Food costs increased 8.8% in Q4 2007 and 8.5% in Q1 2008
•
Wages increased 6.8% in Q4 2007 and 5.6% in Q1 2008
– Federal minimum wage increased to $5.85 in July 2007 and will increase to $6.55 in July 2008
•
Energy costs increased 3.3% in Q4 2007 and 3.0% in Q1 2008
These “negative RPP” environments are actually typical of a pre-recessionary year, where restaurant input-cost inflation for its general ‘commodities’ (such as food and lower-skill labor) are often bid-up during the last year of an economic growth cycle
Relative Pricing Power Components
RPP Components 2005 2006 2007 Q1'07 Q2'07 Q3'07 Q4'07 Q1'08
Menu Price Increases 3.2% 3.1% 3.6% 3.3% 3.4% 3.8% 4.0% 4.0%
Input Costs 3.6% 2.5% 6.5% 5.2% 6.6% 5.9% 6.8% 6.2%
Food (42.5% of Input Costs) 1.8% 0.7% 7.6% 6.3% 8.7% 6.5% 8.8% 8.5%
Wages (37.5% of Input Costs) 5.3% 3.9% 6.8% 6.3% 6.6% 7.1% 6.8% 5.6%
Other (15.0% of Input Costs) 2.2% 2.5% 2.3% 2.6% 2.3% 2.2% 2.3% 2.4%
Energy (5.0% of Input Costs) 9.7% 6.9% 1.3% (3.3%) 2.3% 2.6% 3.3% 3.0%
RPP (0.4%) 0.6% (2.5%) (1.9%) (3.2%) (2.1%) (2.8%) (2.2%)
Note: Per Wall Street research.

COWEN AND COMPANY

II. RESTAURANT AND GAMING INDUSTRY TRENDS

PROJECT LASSO
Recent Casino and Gaming Market Trends
The casino and gaming industry has seen a slowdown in recent months
Rising gas and airline costs have significantly increased transportation costs for consumers traveling to Las Vegas and other gaming destination locations
In addition, consumers have curbed spending due to the continued housing downturn, escalating food and fuel costs, diminishing credit and recession worries
Historically, the gaming industry has been fairly recession proof, but this cycle downturn may be different for two reasons:
•
Today, there is an ample supply of locations to gamble, whereas in the past, choices were geographically limited (primarily to Nevada and New Jersey). As a result, consumers may be more likely to gamble closer to their local market.  Las
Vegas, in particular, may feel this impact most from Asian gamblers choosing to visit Macau
•
Diversification of revenues into non-gaming channels, such as dining and entertainment, results in increased cyclicality in a cautionary economic environment
The majority of casino and gaming stocks traded down in 2007 and have continued to trade down in the 2008 year-to-date period
While the casino and gaming M&A market was fairly active in 2006 and 2007 (with several deals still pending), it has slowed considerably in recent months, due mainly to weak overall industry performance and a tightened credit market
Note: Per Wall Street Research, Las Vegas Convention and Visitors Authority and the Gaming Control Board.

PROJECT LASSO
Recent Casino and Gaming Market Trends (Cont.)
There has been a decline in key traffic and spending metrics for the Las Vegas and
Laughlin markets
Average daily room rates:
•
Las Vegas room rates were down approximately 29.0% for the week ended
4/26/08 and are down approximately 15.0% Q2-to-date (after a 6.0% decline in
Q1)
Gaming revenues:
•
Year-to-date gaming revenues, through February, for Las Vegas and Laughlin are down 3.6% and 4.9%, respectively
Visitor volume and convention attendance:
•
Laughlin visitor volume is down 4.1% year-to-date through February
•
Convention traffic has been relatively flat in Las Vegas, but has declined 10.7%
in Laughlin year-to-date through February
Although foreign visitors taking advantage of the weak dollar have helped offset traffic and spending trends somewhat, they represent less than 15.0% of visitors
In addition, projections for new rooms/casinos are expected to increase future room supply substantially
Approximately 40,000 rooms are expected to be added in Las Vegas between 2008 and 2012
Modest supply growth is expected through 2009, but 2010 and 2011 room supply growth is expected to reach unprecedented levels (8.1% and 12.0% growth per year, respectively)
Note: Per Wall Street Research, Las Vegas Convention and Visitors Authority and the Gaming Control Board.

COWEN
AND COMPANY

II. RESTAURANT AND GAMING INDUSTRY TRENDS

PROJECT LASSO
Indexed Stock Performance
Restaurant and Casino and Gaming Stock Performance
Note: Factset as of May 8, 2008.
Comparable Restaurants include: Benihana, Brinker International, California Pizza Kitchen, CEC Entertainment, McCormick & Schmick’s, O’Charley’s and Ruby Tuesday.
Comparable Casino and Gaming includes: Ameristar Casinos, Boyd Gaming, Isle of Capri Casinos, Monarch Casino & Resort, Pinnacle Entertainment, Riviera Holdings and Trump Entertainment.
Reflecting the trends on the
previous pages, restaurant
and casino and gaming
stocks have declined
significantly over the last 12
months, well below the
broader markets
Lasso’s stock has traded
consistently with these two
groups over this period
(70.0%)
(60.0%)
(50.0%)
(40.0%)
(30.0%)
(20.0%)
(10.0%)
0.0%
10.0%
20.0%
5/08/07 7/09/07 9/06/07 11/05/07 1/07/08 3/07/08 5/07/08
Lasso Comparable Restaurants Comparable Casino and Gaming S&P 500

III. Lasso Observations

COWEN AND COMPANY

Landry's
Chart House
Saltgrass
Charley's Crab
Babin's
Vic & Anthony's Steakhouse

Cadillac Bar

Hilton
Holiday Inn

Golden Nugget Las Vegas
Golden Nugget Laughlin

III. LASSO OBSERVATIONS

PROJECT LASSO
77.2% of total 2007 revenue
68.4% of total 2007 EBITDA
1.8% 2007 revenue growth
Lasso Overview
Restaurants
Gaming
Hospitality
Entertainment
Lasso consists of two main
operating divisions with
very different sizes,
profitability and growth
prospects
Restaurant Division
22.8% of total 2007 revenue
31.6% of total 2007 EBITDA
15.0% 2007 revenue growth
Gaming Division

PROJECT LASSO
Historical GAAP Income Statement (2004 - 2007) (US$ and shares in millions, except per share data)
Historical GAAP Income Statement
Note: Lasso completed the acquisition of the Golden Nugget on September 27, 2005. Excludes discontinued operations.
(a) 2004 – 2007 taxes normalized at 32.0%.
(b) Includes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
Historical
2004 2005 2006 2007
Total Revenues 783.4 $        877.3 $        1,114.2 $     1,171.9 $
Costs and Expenses:
Cost of Sales
219.3
227.8 253.2 259.9
Labor 225.5 262.8 362.0 379.4
Other Operating 193.9 217.6 282.0 295.8
Unit-level Profit 144.8 169.1 217.0 236.8
General and Administrative 48.0 46.8 50.4 51.0
Pre-opening 3.0 3.0 5.3 4.0
Stock Compensation Expense 0.4 0.7 7.6 4.8
EBITDA 93.3 118.7 153.8 177.1
Depreciation and Amortization 38.1 43.7 56.3 65.7
EBIT 55.2 75.0 97.5 111.4
Asset Impairment Expense 1.7 - 3.5 -
Interest 10.5 31.2 49.1 72.3
Other 13.5 0.0 (2.4) (2.2)
Pretax Income 29.5 43.7 47.3 41.3
Taxes (As Reported) (10.1) 13.7 13.2 14.0
Net Income from Continuing Operations (As Reported) 39.6 $          30.0 $          34.1 $          27.3 $
Taxes (Adjusted) (a) 11.5 17.1 18.4 16.1
Net Income from Continuing Operations (Adjusted) 18.0 $          26.7 $          28.8 $          25.2 $
EPS from Continuing Operations (Adjusted) $0.65 $1.16 $1.31 $1.30
Average Shares Outstanding 27.8 23.0 22.0 19.4
Growth:
Total Revenues 12.0% 27.0% 5.2%
EBITDA 27.1% 29.6% 15.2%
Net Income from Continuing Operations (Adjusted) 48.1% 8.1% (12.7%)
EPS from Continuing Operations (Adjusted) 79.1% 13.0% (1.0%)
Margins:
Unit-level Profit 18.5% 19.3% 19.5% 20.2%
EBITDA 11.9% 13.5% 13.8% 15.1%
Net Income from Continuing Operations (Adjusted) 2.3% 3.0% 2.6% 2.1%
Balance Sheet:
Cash (b) 45.3 $           31.3 $           39.6 $
Total Debt 817.9 711.2 888.7

PROJECT LASSO
Number of Number of
Restaurants Restaurants
Saltgrass Steak House 44 T-Rex 1
Rainforest Café 28 Yak & Yeti 1
Landry's Seafood House 26 Brenner's Steakhouse 1
Chart House 26 Gandy Dancer 1
The Crab House 7 River Crab 1
C.A. Muer (Charley's Crab) 5 Meriwether's 1
Grotto 5 Fish Tales 1
Aquariums 4 Fisherman's Wharf 1
Babin's Seafood House 4 The Flying Dutchman 1
Willie G's 4 Fuddrucker's 1
Joe's Crab Shack 3 Red Sushi Bar 1
Cadillac Bar 3 La Griglia 1
Big Fish 3 Peohe's 1
Captain Crab 3 Pesce 1
Harlow's Restaurant 2 The Rusty Duck 1
Vic & Anthony's 2 Simms Landing 1
Historical Projected
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011
Number of Restaurants:
Landry's Division 41 41 39 41 47 52 44 45 45 45 45 45
The Crab House 15 16 13 11 9 11 11 10 10 10 10 10
Chart House 0 0 27 26 25 26 26 26 26 26 26 26
C.A. Muer (Charley's Crab) 0 0 15 15 15 15 13 12 12 12 12 12
Rainforest Café 27 25 25 26 27 26 31 30 30 30 30 30
Saltgrass Steak House 0 0 27 29 30 32 37 44 45 48 51 54
Joe's Crab Shack 105 109 121 138 144 149 10 3 3 3 3 3
T-Rex 0 0 0 0 0 0 0 1 2 2 2 2
Red Sushi 0 0 0 0 0 0 0 0 1 1 1 1
Yak & Yeti 0 0 0 0 0 0 0 1 1 1 1 1
Other NA NA NA NA 0 0 7 7 7 7 7 7
Total 188 191 267 286 297 311 179 179 182 185 188 191
Total (Excluding Joe's) 83 82 146 148 153 162 169 176 179 182 185 188
Annual Growth % (1.2%) 78.0% 1.4% 3.4% 5.9% 4.3% 4.1% 1.7% 1.7% 1.6% 1.6%
Historical and Projected Units by Concept
Unit Ramp Analysis by Concept
Note: Per public filings and discussion with Lasso management as of April 2008.
While Lasso owns many
attractive restaurant
concepts, the diversification
adds to the complexity of
the Lasso story for investors
In addition, analysts do not
expect any of the concepts,
besides Saltgrass
Steakhouse, to have any
meaningful growth
Current Units by Concept

COWEN AND COMPANY

				Δ	Δ

III. LASSO OBSERVATIONS

PROJECT LASSO
Historical Division-level Contribution and Growth (US$ in millions)
Historical Division-Level Contribution and Growth
Note: Per Lasso management. Differences between these figures and audited financials are as a result of reclassifications of inter-company revenues, discontinued operations and Joe's Crab Shack eliminations.
(a) Lasso completed the acquisition of the Golden Nugget on September 27, 2005.
(b) Pre-opening is allocated at the unit-level for the restaurants. 2007 unit-level profit adjustments per discussions with Lasso management. Discontinued operations are allocated to the Landry’s division.
Leap year adjustment is allocated to the restaurants on a pro rata basis.
(c) G&A allocation to Golden Nugget per discussions with Lasso management. Restaurant G&A includes adjustments for non-recurring litigation costs.
Both revenue and unit-level
profit growth have
remained fairly flat at the
restaurant level
The Golden Nugget division,
however, saw strong
revenue and unit-level
profit growth between 2006
and 2007
% %
2005 2006 2007 2005-2006 2006-2007
Revenue
Landry's Division $413.2 $448.1 $455.2 8.4% 1.6%
Saltgrass 152.8 168.8 175.2 10.5% 3.8%
Rainforest Café and T-Rex 253.5 268.7 271.2 6.0% 0.9%
Restaurant Total 819.5 885.6 901.6 8.1% 1.8%
Golden Nugget
(a)
65.6 231.3 265.9 252.4% 15.0%
Total $885.1 $1,116.9 $1,167.6 26.2% 4.5%
Unit-level Profit
(b)
Landry's Division $76.0 $83.6 $83.8 9.9% 0.3%
Saltgrass 31.7 35.2 37.8 11.1% 7.3%
Rainforest Café and T-Rex 47.2 47.8 49.2 1.2% 2.9%
Restaurant Total 155.0 166.6 170.8 7.5% 2.5%
Golden Nugget (a)
11.8 48.7 64.0 312.2% 31.3%
Total $166.8 $215.3 $234.8 29.1% 9.0%
Unit-level Profit Margin
Landry's Division 18.4% 18.6% 18.4%
Saltgrass 20.8% 20.9% 21.6%
Rainforest Café and T-Rex 18.6% 17.8% 18.2%
Restaurant Total 18.9% 18.8% 18.9%
Golden Nugget
(a)
18.0% 21.1% 24.1%
Total 18.8% 19.3% 20.1%
G&Aand Other
(c)
Restaurants $43.2
Golden Nugget
(a)
5.0
Total $47.4 $58.0 $48.2
Division-level EBITDA (b)(c)
Restaurants $127.6
Golden Nugget (a) 59.0
Total $119.4 $157.3 $186.5

PROJECT LASSO
(4.2%)
(5.7%)
(3.2%)
1.1%
(1.4%)
(6.8%)
0.5%
(1.2%)
2.7%
(0.9%)
(0.8%)
2.2%
3.5%
4.1%
2.0%
0.2%
0.3%
(1.2%)
(0.3%)
0.1%
0.3%
(1.7%)
0.4%
3.5%
(5.4%)
0.3%
(3.1%)
(0.2%)
0.1%
(8.0%)
(6.0%)
(4.0%)
(2.0%)
0.0%
2.0%
4.0%
6.0%
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1
2001 2002 2003 2004 2005 2006 2007 2008
Same-Store Sales Growth
Lasso Same-Store Sales Growth (Q1 2001 - Q1 2008)
Note: Quarterly same-store sales per Lasso management.  Results for 2005 and after do not include same-store sales for discontinued Joe’s Crab Shack locations.  Results for 2004 and prior include same-
store sales for Joe’s Crab Shack.
With the exception of the
mid-single digit same-store
sales results in 2006, Lasso
has historically seen flat to
slightly negative same-store
sales figures

PROJECT LASSO
Lasso Income Statement Comparison (US$ and shares in millions, except per share data)
2007 Results vs. Budget vs. Research
Note: Estimates from Wall Street research published April 2, 2007 after the release of selected Q4 2006 data on March 30, 2007.
(a) Per Lasso management version "2007 Update - Flat Case".
We also reviewed the 2007
performance versus the
prior year, budget and
research analyst estimates
2007
2007 2006 Change 2007 Actual vs. Analyst Actual vs.
Actual Actual vs. 2006 Budget
(a)
Budget Estimate Analyst Est.
Revenues $1,171.9 $1,114.2 5.2% $1,178.5 (0.6%) $1,243.4 (5.7%)
Gross Margin 22.2% 22.7% (55) bp NA NA 23.4% (118) bp
G&A Ratio 4.8% 5.2% (45) bp 4.2% 51 bp 4.3% 44 bp
Operating Margin 9.5% 8.4% 107 bp 9.0% 54 bp 9.5% 1 bp
Operating Income $111.4 $94.0 18.5% $105.6 5.4% $118.1 (5.7%)
Interest Expense $72.3 $49.1 47.2% $53.6 34.8% $55.6 30.0%
Pretax Margin 3.5% 4.2% (72) bp 4.4% (87) bp 5.0% (150) bp
Net Income $27.3 $34.1 (20.0%) $35.2 (22.5%) $42.5 (35.8%)
Diluted EPS $1.41 $1.55 (9.0%) $1.60 (11.9%) $1.90 (25.8%)
Shares Outstanding 19.4 22.0 (11.8%) 22.0 (11.8%) 22.4 (13.4%)

PROJECT LASSO
Lasso Debt Overview (US$ in millions)
Debt Overview
Note: Per Lasso public filings and management as of December 31, 2007.
(a) Represents the mortgage note for the Holiday Inn.
(b) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
Lasso has a number of debt
facilities at both the
restaurant and gaming
divisions
Description
Initial
Fund Date
Expiration
Date Amount Comments
Restaurant Division
$300 Million Bank Syndicate Credit Facility Dec. 2004 12/28/2009 $    87.0 LIBOR + 150 bps; interest only
9.5% Senior Notes Oct. 2007 12/15/2014 395.7 9.5%; interest only; noteholder put option at 101 from
2/28/2009 to 12/15/2011; upon change-of-control, must
repurchase at 101, Tilman Fertitta is excluded
7.5% Senior Notes Dec. 2004 12/15/2014 4.3 7.5%; interest only; upon change-of-control, must repurchase at 101, Tilman Fertitta is excluded; represents portion not
tendered in exchange for 9.5% Senior Notes
Non-recourse Long-term Note Payable (a)
May 2003 May 2010 10.6 9.39% interest
Seller Note NA Nov. 2010 4.0 7.0%; interest paid monthly
Other Long-term Notes NA Varied 0.0 $49,939 at various interest rates; principal and interest paid monthly
Total Restaurant Debt $  501.7
Gaming Division
$50 Million Revolving Credit Facility Jun. 2007 6/30/2013 $    12.0 LIBOR + 200 bps; interest only
$330 Million First Lien Term Loan Jun. 2007 6/30/2014 210.0 LIBOR + 200 bps; 1% of principal paid quarterly beginning
9/30/2009; no prepayment penalty; Tilman Fertitta excluded
from change-of-control acceleration
$165 Million Second Lien Term Loan Jun. 2007 12/31/2014 165.0 LIBOR + 325 bps; interest only; prepayment allowed after two years, 2% penalty in year 2, 1% penalty in years 3 and 4;
Tilman Fertitta excluded from change-of-control acceleration
Total Gaming Debt $  387.0
Total Debt $  888.7
Cash
(b) 28.6
Net Debt 860.1 $

PROJECT LASSO
Net Debt/
Company Name LTM EBITDA
Bob Evans 1.6x
O'Charley's 1.6x
Brinker 1.6x
Red Robin Gourmet Burgers 1.4x
Jack In The Box 1.4x
McDonald's 1.3x
Wendy's 1.2x
Papa John's 1.1x
Cheesecake Factory 0.8x
McCormick & Schmick's 0.8x
Benihana 0.6x
Starbucks 0.6x
Tim Hortons 0.6x
Texas Roadhouse 0.6x
Panera Bread 0.2x
California Pizza Kitchen 0.1x
BJ's Restaurants NM
Buffalo Wild Wings NM
Caribou Coffee NM
Chipotle Mexican Grill NM
Kona Grill NM
Luby's NM
Peets Coffee & Tea NM
Rubio's Restaurants NM
Mean 2.5x
Median 2.0x
Net Debt/
Company Name LTM EBITDA
Domino's Pizza 7.6x
Perkin's and Marie Callender's 6.6x
IHOP 6.6x
Sbarro 5.9x
Steak N Shake 4.4x
Real Mex Restaurants 4.3x
Carrols Restaurant Group 4.3x
Sonic 3.8x
Lasso 3.8x
Dave & Buster's 3.5x
Ruby Tuesday 3.5x
Denny's Corp. 3.5x
CBRL Group 3.4x
Einstein Noah Restaurant Group 3.3x
Jamba Juice 2.7x
AFC Enterprises 2.7x
CKE Restaurants 2.4x
Darden 2.4x
Krispy Kreme 2.3x
Morton's 2.0x
Ruth's Chris 2.0x
Burger King 1.6x
CEC Entertainment 1.6x
Yum! Brands 1.6x
P.F. Chang's 1.6x
Net Debt/
Company Name LTM EBITDA
Trump Entertainment Resorts 11.5x
Las Vegas Sands Corp. 11.5x
Isle of Capri Casinos 8.2x
Pinnacle Entertainment 8.1x
MTR Gaming Group 7.3x
Lasso 6.5x
Ameristar Casinos 5.6x
MGM Mirage 5.6x
Riviera Holdings 4.8x
Boyd Gaming Corp. 4.1x
Penn National Gaming 3.6x
Wynn Resorts 3.2x
Century Casinos 2.4x
Lakes Entertainment 1.4x
Dover Downs 1.4x
Churchill Downs 0.7x
Monarch Casino and Resort NM
Mean 5.4x
Median 5.2x
Comparable Leverage Levels
Note: As of May 8, 2008.
(a) Lasso net debt is allocated based on the relevant operating subsidiary.
After allocating the Lasso
debt to the appropriate
operating subsidiaries,
Lasso's leverage levels are
above average vs. its peers
Restaurants
(a)
Casino and Gaming
(a)

PROJECT LASSO
Stock Price at Various EBITDA Multiples (US$ and shares in millions)
Benefits/Concerns with Lasso’s Leverage
(a) Includes 2007 EBITDA adjustments per discussions with Lasso management.
(b) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(c) Valuation adjustments per discussions with Lasso management.
(d) Basic shares from 10-K for the period ended December 31, 2007. Options outstanding per Lasso management as of April 2008.
(e) Stock price as of May 8, 2008.
Due to current leverage
levels, Lasso’s stock price is
extremely sensitive to
movements in the EBITDA
multiple
Enterprise Value/EBITDA
5.9x 6.1x 6.3x 6.5x 6.7x 6.9x 7.1x 7.3x
2007 Adjusted EBITDA (a) $186.5 $186.5 $186.5 $186.5 $186.5 $186.5 $186.5 $186.5
Implied Enterprise Value 1,105.7 1,143.0 1,180.3 1,217.6 1,254.9 1,292.2 1,329.5 1,366.8
Less: Net Debt
(b)
(860.1) (860.1) (860.1) (860.1) (860.1) (860.1) (860.1) (860.1)
Plus: Valuation Adjustments (c)
11.8 11.8 11.8 11.8 11.8 11.8 11.8 11.8
Implied Equity Value $257.4 $294.7 $332.0 $369.3 $406.6 $444.0 $481.3 $518.6
Fully Diluted Shares (Basic + CSEs) (d)
16.353 16.390 16.456 16.510 16.555 16.592 16.644 16.699
Implied Stock Price $15.74 (e) $17.98 $20.18 $22.37 $24.56 $26.76 $28.91 $31.05
% EBITDA Multiple Increase 3.4% 6.7% 10.1% 13.5% 16.9% 20.2% 23.6%
% Stock Price Increase 14.2% 28.2% 42.1% 56.1% 70.0% 83.7% 97.3%

PROJECT LASSO
The publicly available information details some of Lasso’s owned properties, but provides limited information on owned restaurants and non-operating properties
Owned properties identified in the public filings include the corporate office, warehouse,
Golden Nugget properties, Kemah boardwalk, downtown Aquarium, Holiday Inn Galveston and the Inn at the Ballpark
The balance sheet (a) provides the following detail as well:
Through diligence with Lasso management, additional real estate information received includes:
A schedule of all fee properties
Gross, net and real property market
value for each of the properties
An appraisal of the owned restaurant
and specialty properties
A schedule of non-strategic excess
real estate
As of 12/31/07
Land    $          266,353,085
Buildings and improvements                 550,185,139
Furniture, fixtures and equipment                 316,971,409
Leasehold improvements                 408,810,343
Construction in progress                   12,150,593
             1,554,470,569
Less: accumulated depreciation               (304,399,153)
Property and equipment, net    $     1,250,071,416
Real Estate Overview
Note: Per discussions with Lasso management, unless otherwise noted.
(a) Per Lasso 10-K as of December 31, 2007.
(b) Estimate from Snyder Valuation received May 8, 2008.
Gross book value $363,257,915
Net book value 302,598,994
Assessed real property market value 127,167,947
Appraisal value
(b)
320,640,000
Corporate headquarters 16,000,000
Non-strategic excess real estate 30,000,000

PROJECT LASSO
Ent.
Val. BofA Bear CIBC Citi Cowen Deutsche GS JPM Lehman ML MS PJ RBC TWP UBS Wach. Subtotal Other Total
McDonald's $78,447.1 X X X X X X X X X X X 11 6 17
Yum! Brands 23,270.1 X X X X X X X X X X X 11 2 13
Starbucks 12,424.7 X X X X X X X X X X 10 6 16
Darden 7,299.9 X X X X X X X X X X 10 8 18
Tim Hortons 6,316.5 X X X X X X X 7 7 14
Burger King 4,625.7 X X X X X X X 7 5 12
IHOP 3,277.9 X X 2 3 5
Brinker 3,136.1 X X X X X X X X 8 7 15
Chipotle Mexican Grill 2,967.1 X X X X X X X X X 9 8 17
Wendy's 2,702.6 X X X X X X X X X 9 1 10
Domino's Pizza 2,465.1 X X X X X 5 1 6
Sonic 2,162.6 X X X X X X X 7 9 16
Jack In The Box 2,069.5 X X X X X X 6 5 11
Cheesecake Factory 1,607.9 X X X X X X X X 8 12 20
CBRL Group 1,573.9 X X 2 7 9
Panera Bread 1,619.4 X X X X X X X X 8 8 16
CEC Entertainment 1,338.1 X 1 7 8
Bob Evans 1,171.8 0 5 5
Lasso 1,117.5 X 1 4 5
Ruby Tuesday 1,026.1 X X X X 4 8 12
P.F. Chang's 946.9 X X X X X X X X 8 11 19
CKE Restaurants 922.0 X X 2 6 8
Texas Roadhouse 902.5 X X X X X X 6 11 17
Papa John's 880.9 0 4 4
Red Robin 842.1 X X X X X 5 7 12
Denny's Corp. 686.7 0 7 7
Carrols Restaurant 521.6 X X X 3 3 6
Buffalo Wild Wings 505.7 X X X X 4 10 14
California Pizza Kitchen 420.5 X X X X 4 10 14
Steak N Shake 400.8 0 7 7
AFC Enterprises 379.0 X 1 4 5
O'Charley's 376.7 X 1 6 7
BJ's Restaurants 333.5 X X X 3 9 12
Einstein Noah 340.6 X X X 3 1 4
Peets Coffee & Tea 306.3 X X 2 5 7
Ruth's Chris 266.7 X X X X X X X 7 4 11
Krispy Kreme 251.4 0 1 1
McCormick & Schmick's 183.4 X X X X 4 5 9
Morton's 199.1 X X X X 4 5 9
Benihana 182.4 0 4 4
Luby's 168.9 0 1 1
Jamba Juice 108.6 X 1 4 5
Cosi 84.6 X X 2 3 5
Rubio's Restaurants 53.1 0 2 2
Kona Grill 51.3 X 1 7 8
Caribou Coffee 45.5 X X X 3 2 5
Restaurant Research Coverage Landscape (US$ in millions)
Current Restaurant Research Coverage
Note: Enterprise Value as of May 8, 2008.  Research coverage per Bloomberg as of May 2008.
Despite an enterprise value
of $1.1 billion, Lasso has
only five research analysts
currently covering the stock
Additionally, no casino and
gaming research analysts
currently cover Lasso

PROJECT LASSO
Current Research Sentiment
The research community is
cautious regarding Lasso
due to a lack of
transparency, debt
refinancing risk and the
complexity of the business
Recent Commentary from Lasso Research Coverage
Note: Per Wall Street Research.  Rating, EPS and price target are from the most recent available research report, unless noted as "(prior)".
Research Analyst Comments Rating EPS
BB&T
Barry Stouffer
March 12, 2008
Investors should note that the range of possible results next year is "wide enough to drive a truck through." (March 12, 2008)
In our view, Lasso has taken a lack of transparency to new heights, making earnings forecasting more challenging.  The lack of unit growth means that EPS will be highly sensitive to changes in comps and margins.  We believe this variability will be exacerbated going forward by the Q307 repurchase of roughly 20% of the outstanding stock and given that interest expense will consume about 70% of FY08 operating income in our revised EPS model. (November 14, 2007)
We believe a credible argument could be made that Lasso should trade on the lower end of the industry range based on several factors, including a high degree of leverage, lack of transparency with respect to the performance of the company's various operations, well below-average historical return on assets, limited EPS momentum and poor earnings visibility. (November 14, 2007)
Hold 2008E – $1.15
2008E (prior) – $1.27
2008E (prior) - $1.39
2009E – $1.30
CL King
Michael Gallo
April 7, 2008
The primary risk is that Lasso will need to refinance its debt by early 2009 and that the credit markets remain very challenging.  Additionally, Lasso operates in the challenging consumer and restaurant environment. (April 7, 2008)
Lasso noted that it will not provide any guidance for 2008, given the uncertainty of rates and timing of a potential refinancing of its Senior Notes. (March 12, 2008)
Neutral
Strong Buy (prior)
2008E – $1.50
2008E (prior) – $1.70
2009E – $1.50
SMH Capital
William Hamilton
March 12, 2008
Because of the potential impact and lack of visibility on timing, management refrained from providing earnings guidance for 2008. (March 12, 2008)
Management has shifted the company's focus away from the lower-end casual dining and toward a blend of high-end restaurants and gaming.  We applaud that move but, in our opinion, the growth strategy going forward is not very clear and a lack of transparency clouds visibility. (November 20, 2007)
The conflicting trends between the restaurant and gaming business, along with the lack of transparency, lead us to believe that there is no compelling reason now to buy or sell the stock. (August 21, 2007)
Neutral 2008E – $1.60
2008E (prior) – $1.50
2008E (prior) – $1.73
2009E – $1.64

PROJECT LASSO
51.3%
9.2%
39.5%
Insider Ownership
Top Ten Institutional Holders
Other Holders
Summary Ownership Profile
Ownership by Major Classification
Note: Factset as of May 2008.
(a) Basic shares from 10-K for the period ended December 31, 2007.
(b) Options outstanding per Lasso management as of April 2008.
Lasso’s ownership is highly
concentrated between the
CEO, Tilman J. Fertitta, and
the top ten institutional
shareholders
Shareholder Class / Owner Shares Options Total % of Total
Direct Insider and Beneficial Ownership
Tilman J. Fertitta 5,731,481 900,000 6,631,481 38.0%
Steven L. Scheinthal 55,800 76,500 132,300 0.8%
Richard H. Liem 38,143 15,000 53,143 0.3%
K. Kelly Roberts 7,856 3,000 10,856 0.1%
Jeffrey L. Cantwell 4,495 9,000 13,495 0.1%
Kenneth W. Brimmer 3,713 6,000 9,713 0.1%
Michael S. Chadwick 3,000 14,800 17,800 0.1%
Michael H. Richmond 3,000 7,200 10,200 0.1%
Joe Max Taylor 3,000 2,000 5,000 0.0%
Total Insider Ownership 5,850,488 1,033,500 6,883,988 39.5%
Top Ten Institutional Ownership
Deutsche Bank Investment Management, Inc. 1,717,073 - 1,717,073 9.9%
Dimensional Fund Advisors, Inc. 1,557,740 - 1,557,740 8.9%
Royce & Associates LLC 1,051,000 - 1,051,000 6.0%
Columbia Management Advisors, Inc. 1,042,886 - 1,042,886 6.0%
Goldman Sachs Asset Management LP (US) 941,761 - 941,761 5.4%
Barclays Global Investors NA (California) 713,078 - 713,078 4.1%
Peregrine Capital Management, Inc. 655,034 - 655,034 3.8%
Vanguard Group, Inc. 480,642 - 480,642 2.8%
Wasatch Advisors, Inc. 433,799 - 433,799 2.5%
American Financial Group Asset Management 356,300 - 356,300 2.0%
Top Ten Institutional Ownership 8,949,313 - 8,949,313 51.3%
Other Holders 1,344,745 253,019 1,597,764 9.2%
Total Shares Outstanding 16,144,546 (a) 1,286,519 (b) 17,431,065 100.0%

PROJECT LASSO
14.00
16.00
18.00
20.00
22.00
24.00
26.00
28.00
30.00
32.00
34.00
$36.00
05/06/05 10/09/05 03/15/06 08/19/06 01/23/07 06/29/07 12/03/07 05/08/08
0
400
800
1,200
1,600
2,000
(Price) (Volume in 000s)
Current Bid as of
April 4, 2008 =
$21.00
Initial Bid as of
January 28, 2008
= $23.50
Lasso Three-Year Historical Stock Performance
Lasso Three-Year Historical Stock Price/Volume Chart
Note: Factset as of May 8, 2008.
After trading between
$25.00 and $35.00 for most
of 2005 - 2007, Lasso has
traded between $15.00 and
$20.00 for most of 2008

PROJECT LASSO
14.00
15.00
16.00
17.00
18.00
19.00
20.00
21.00
22.00
23.00
$24.00
12/31/07 01/18/08 02/05/08 02/24/08 03/13/08 04/01/08 04/19/08 05/08/08
0
400
800
1,200
1,600
2,000
(Price) (Volume in 000s)
Initial bid as of
January 28,
2008
announced at
$23.50 per
share, a 41.0%
premium to the
prior day stock
price
Revised bid as of
April 4, 2008
announced at $21.00
per share, a 37.3%
premium to the prior
day stock price
Lasso Year-to-Date Stock Performance
Lasso Year-to-date Stock Price/Volume Chart
Note: Factset as of May 8, 2008.
Lasso has consistently
traded below the
outstanding offer price, with
that discount currently
around 33.4%

PROJECT LASSO
Pending Refinancing
The potential need to refinance the $395.7 million, 9.5% Senior Notes by February 2009 is one of Lasso's greatest business risks
Creates significant overhang on the stock
Results in limited EPS visibility for analysts and investors
Interest expense may increase substantially, but impact is uncertain given current volatility in the credit market
Optimal timing of refinancing remains an issue
•
It is possible that rates continue to increase over the next six months and financing becomes even more difficult to attain
Every 1.0% increase/decrease in the interest rate for the $395.7 million Senior
Notes impacts EPS by approximately $0.16 - $0.17 annually

PROJECT LASSO
Lasso Strengths and Headwinds
Lasso is an established company with many strengths
Operates many well-respected restaurant concepts with solid unit economics
Successfully navigated the turnaround of the Golden Nugget brand
Posted solid financial results in 2007 with strong, stable EBITDA
Has grown through selective, opportunistic acquisitions
Has built a valuable real estate portfolio
Management team has deep experience in the restaurant and gaming industries
Despite these strengths, there are currently a number of headwinds for Lasso's business
$395.7 million, 9.5% Senior Notes will potentially need to be refinanced by February 2009 and the current lending environment is challenging
Current environment creates possibility of significant margin compression
•
Same-store sales are currently soft
•
Commodity costs continue to rise
•
Labor costs (minimum wage, health care, etc.) continue to rise
There is limited growth opportunity for Lasso's restaurant concepts (with the possible exception of Saltgrass Steakhouse)
California lawsuits for tip credits create additional potential future legal exposure
Although the gaming industry has historically been fairly recession proof, this downturn could be more severe as a result of increased supply and recent diversification into non-gaming channels
Broader trends in the restaurant industry, gaming industry and macroeconomic environment remain challenging
Given the complexity of Lasso’s business model and the current headwinds, investors and research analysts find it challenging to appropriately value Lasso

IV. Valuation Overview

PROJECT LASSO
Key assumptions in the projections include:
Flat same-store sales from 2008 - 2011 (with flat corresponding restaurant-level margins as well)
Three new Saltgrass Steakhouse units per year from 2009 - 2011
•
New units require $3.0 million of capital expenditures and $250,000 of pre-
opening
•
New units generate $3.0 million of revenue and $450,000 of restaurant-level profit per year (mid-year convention used)
New 500-room hotel tower requires $158.5 million of additional capital expenditures and is completed April 1, 2010
Interest rate assumptions:
•
Based on the terms of the existing debt
•
No refinancing assumptions: $395.7 million Senior Notes remain at 9.5%
through 2011
– However, in select analyses we have evaluated the impact of refinancing the
Senior Notes
Effective tax rate of 32.0%
Lasso Projection Assumptions
Cowen relied on the
projections provided by
Lasso management to
perform our valuation
analysis
Note: Per Lasso management as of April 2008.

PROJECT LASSO
Projected Consolidated Income Statement
Lasso Projected Income Statement (2007 - 2011) (US$ and shares in millions, except per share data)
Note: Per Lasso management as of April 2008.
(a) Includes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
Historical Projected
2007 2008 2009 2010 2011
Total Revenues 1,171.9 $ 1,213.4 $ 1,273.5 $ 1,330.0 $ 1,354.0 $
Costs and Expenses:
Cost of Sales 259.9 271.4 282.2 286.4 289.5
Labor 379.4 393.2 414.0 437.1 445.8
Other Operating 295.8 309.8 324.7 337.2 331.0
Unit-level Profit 236.8 239.0 252.6 269.3 287.6
General and Administrative 51.0 46.9 47.5 47.5 47.5
Pre-opening 4.0 2.3 0.8 0.8 0.8
Stock Compensation Expense 4.8 4.0 3.6 3.6 3.6
EBITDA 177.1 185.8 200.8 217.4 235.8
Depreciation and Amortization 65.7 74.2 76.7 83.8 87.3
EBIT 111.4 111.6 124.1 133.6 148.5
Interest 72.3 80.0 75.0 79.1 76.4
Other (2.2) - - - -
Pretax Income 41.3 31.6 49.1 54.5 72.1
Taxes 13.2 10.1 15.7 17.4 23.1
Net Income from Continuing Operations 28.1 $       21.5 $       33.4 $       37.1 $       49.0 $
EPS from Continuing Operations $1.45 $1.31 $2.04 $2.27 $3.00
Average Shares Outstanding 19.4 16.4 16.4 16.4 16.4
Growth:
Total Revenues 5.2% 3.5% 5.0% 4.4% 1.8%
EBITDA 15.2% 4.9% 8.0% 8.3% 8.4%
Net Income from Continuing Operations (12.7%) (23.4%) 55.4% 11.0% 32.2%
EPS from Continuing Operations (1.0%) (9.1%) 55.4% 11.0% 32.2%
Margins:
Unit-level Profit 20.2% 19.7% 19.8% 20.2% 21.2%
EBITDA 15.1% 15.3% 15.8% 16.3% 17.4%
Net Income from Continuing Operations 2.4% 1.8% 2.6% 2.8% 3.6%
Balance Sheet:
Cash (a) 39.6 $        23.0 $        26.8 $        80.7 $        149.7 $
Total Debt 888.7 921.5 931.1 919.1 882.1

PROJECT LASSO
Projected Division-Level Contribution — Restaurant Division
Projected Income Statement (2007 - 2011) — Restaurant Division (US$ in millions)
Note: Per Lasso management as of April 2008.
(a) Assumes $5.0 million of G&A is allocated to Golden Nugget per discussions with Lasso management.
The restaurant division is
projected to have limited
revenue growth, with
earnings growth primarily
from declining interest
expense
Historical Projected
2007 2008 2009 2010 2011
Total Revenues 906.0 $    948.7 $    983.5 $    988.0 $    997.0 $
Costs and Expenses:
Cost of Sales 245.4 256.9 266.4 267.6 270.0
Labor 271.0 283.8 294.2 295.5 298.2
Other Operating 216.8 230.2 240.4 241.6 244.1
Unit-level Profit 172.8 177.7 182.6 183.3 184.6
General and Administrative (a)
46.0 41.9 42.5 42.5 42.5
Pre-opening 4.0 2.3 0.8 0.8 0.8
Stock Compensation Expense 4.8 4.0 3.6 3.6 3.6
EBITDA 118.1 129.6 135.8 136.4 137.8
Depreciation and Amortization 47.7 51.4 52.1 52.7 53.2
EBIT 70.4 78.2 83.6 83.8 84.6
Interest 32.2 44.2 41.3 38.0 34.3
Pretax Income 38.2 34.0 42.4 45.8 50.3
Taxes 12.2 10.9 13.6 14.7 16.1
Net Income from Continuing Operations 26.0 $       23.1 $       28.8 $       31.2 $       34.2 $
Growth:
Total Revenues 4.7% 3.7% 0.5% 0.9%
EBITDA 9.7% 4.7% 0.5% 1.0%
Net Income from Continuing Operations (10.9%) 24.5% 8.2% 9.8%
Margins:
Unit-level Profit 19.1% 18.7% 18.6% 18.5% 18.5%
EBITDA 13.0% 13.7% 13.8% 13.8% 13.8%
Net Income from Continuing Operations 2.9% 2.4% 2.9% 3.2% 3.4%
Balance Sheet:
Cash 22.1 $        3.0 $          6.8 $          60.7 $        128.8 $
Total Debt 501.7 462.9 410.2 400.0 400.0

COWEN AND COMPANY

IV. VALUATION OVERVIEW

Landry's Seafood House

Rainforest Cafe

Saltgrass Steak House

PROJECT LASSO
Valuation Considerations for Selected Concepts
Advantages Considerations
Strong positioning
Implementation of professional service
system has substantially improved service
levels
Strong relationships with concierges help
drive traffic
Limited future growth
The Landry's division contains a number of
"one-off" concepts with limited synergies
Advantages Considerations
Impressive AUVs and restaurant-level profit
(especially at the Disney units)
Unique concept with broad, differentiated
appeal
Lease-termination provisions create
significant uncertainty and business risk
Recent sale process was unsuccessful
Performance is highly dependent upon
tourism (increased potential volatility)
Limited expansion potential
Advantages Considerations
Strong positioning of brand in core markets
Impressive AUVs and restaurant-level
margins for Texas units
Potential for strong future unit growth
Units outside Texas, especially recent
openings, have not performed as well
Regional concentration, with limited footprint
outside of Texas
Recent sale process was unsuccessful

PROJECT LASSO
Historical Projected
2007 2008 2009 2010 2011
Total Revenues 265.9 $     264.7 $     290.0 $     342.0 $     357.0 $
Costs and Expenses:
Cost of Sales 14.5           14.5            15.9            18.8            19.5
Labor 110.1         109.4          119.8          141.6          147.6
Other Operating 77.3           79.6            84.3            95.6            86.9
Unit-level Profit 64.0          61.2           70.0           86.0           103.0
General and Administrative
(a)
5.0             5.0             5.0             5.0             5.0
Pre-opening -               -               -               -               -
Stock Compensation Expense -               -               -               -               -
EBITDA 59.0          56.2           65.0           81.0           98.0
Depreciation and Amortization 18.0           22.8            24.5            31.2            34.1
EBIT 40.9          33.4           40.5           49.8           63.9
Interest 37.8           35.8            33.7            41.1            42.1
Pretax Income 3.2             (2.4)           6.7             8.7             21.7
Taxes 1.0             (0.8)            2.2             2.8             7.0
Net Income from Continuing Operations 2.1 $         (1.6) $        4.6 $          5.9 $          14.8 $
Growth:
Total Revenues (0.5%) 9.6% 17.9% 4.4%
EBITDA (4.7%) 15.6% 24.6% 21.0%
Net Income from Continuing Operations NM NM 29.0% 149.9%
Margins:
Unit-level Profit 24.1% 23.1% 24.1% 25.1% 28.9%
EBITDA 22.2% 21.2% 22.4% 23.7% 27.5%
Net Income from Continuing Operations 0.8% NM 1.6% 1.7% 4.1%
Balance Sheet:
Cash
(b)
17.5 $        20.0 $         20.0 $         20.0 $         20.8 $
Total Debt 387.0         458.6          520.9          519.1          482.1
Projected Division-Level Contribution — Gaming Division
Projected Income Statement (2007 - 2011) — Gaming Division (US$ in millions)
Note: Per Lasso management as of April 2008.
(a) Casino overhead included in labor costs. Assumes $5.0 million of G&A is allocated to Golden Nugget per discussions with Lasso management.
(b) Includes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
The gaming division is
projected to have steady
revenue growth and
expanding EBITDA margins

PROJECT LASSO
Current Valuation Multiples
(a) Stock price as of May 8, 2008. Basic shares from 10-K for the period ended December 31, 2007.
(b) Total options outstanding per Lasso management as of April 2008.
(c) Financial statistics as of December 31, 2007.
(d) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(e) Consensus EPS estimates per Reuters.
(f) EPS estimates per Lasso management.
The public markets are
currently valuing Lasso as
follows from the publicly
available information:
Lasso’s Current Valuation (US$ and shares in millions, except per share data)
Current Valuation
Stock Price
(a)
$15.74
Shares Outstanding
(a)
16.1
CSEs from Options Outstanding
(b)
0.2
Fully Diluted Shares 16.4
Fully Diluted Market Cap $257.4
Total Debt (c) 888.7
Total Cash (c)(d) 28.6
Net Debt $860.1
Current Enterprise Value $1,117.5
Financial Statistics and Estimates Valuation Multiples
2007 Revenue
(c)
$1,171.9
2007 EBITDA
(c)
$177.1 Enterprise Value/LTM EBITDA 6.3x
2008E EPS (Consensus) (e) $1.41 2008E P/E (Consensus) (e) 11.2x
2008E EPS (Mgmt.) (f) 1.31 2008E P/E (Mgmt.) (f) 12.0x
2009E EPS (Consensus) (e) 1.48 2009E P/E (Consensus) (e) 10.6x
2009E EPS (Mgmt.) (f) 2.04 2009E P/E (Mgmt.) (f) 7.7x

PROJECT LASSO
Valuation Adjustments (US$ in millions)
Item Adjustments
Possible Excess Value (Status Quo):
Value of Excess Corporate Real Estate 30.0 $
Value of Dealership Land 1.8
Estimated Aggregate Pending Litigation Settlements
(a)
(20.0)
Total Valuation Adjustments 11.8 $
EBITDA Adjustments (US$ in millions)
Item Adjustments
Estimated 2007 EBITDA Adjustments (Status Quo):
Operating Expense:
Discontinued Operations 2.8 $
Leap Year Adjustment (0.8)
G&A Expense:
Discontinued Operations 0.0
2007 Non-recurring Litigation Costs 7.5
Total 2007 EBITDA Adjustments 9.5 $
Lasso Valuation Adjustments
Additionally, and where
appropriate, Lasso’s
valuation and EBITDA have
been adjusted for non-
recurring or atypical
expenses per discussions
with Lasso management, as
follows:
Note: Adjustments per discussions with Lasso management.
(a) Includes estimates for numerous pending litigation settlements.

PROJECT LASSO
Projected
2009 2010 2011
EBIT 124.1 $            133.6 $            148.5 $
Interest (13.0% Interest on New Senior Notes) 88.2                94.5                96.0
Pre-Tax Income 35.8                39.1                52.5
Taxes 11.5                12.5                16.8
Net Income from Continuing Operations 24.4 $             26.6 $             35.7 $
EPS (Refinanced) 1.49 $             1.63 $             2.18 $
EPS (Current Capital Structure) 2.04 $             2.27 $             3.00 $
% EPS Change (27.0%) (28.2%) (27.1%)
Average Shares Outstanding 16.4                16.4                16.4
Mgt. Interest Rate
Proj. 11.0% 12.0% 13.0% 14.0% 15.0% 16.0%
2009 2.04 $  1.83 $    1.66 $    1.49 $    1.32 $    1.15 $    0.99 $
2010 2.27     1.96       1.79       1.63       1.46       1.30       1.13
2011 3.00     2.49       2.34       2.18       2.03       1.88       1.72
Valuation Adjustments for Potential Refinancing
In select analyses, where
appropriate, the impact of a
potential refinancing has
been considered
To evaluate the impact of a potential refinancing, we have assumed the following:
Refinancing occurs at year-end 2008
Refinance the $395.7 million, 9.5% interest rate Senior Notes
Assume $395.7 million of new debt at a 13.0% interest rate per discussions with
Lasso management
Tax rate of 32.0%
Excludes impact of fees
Lasso Income Statement Impact at 13.0% Interest (US$ and shares in millions, except per share data)
EPS Sensitivity to Various Interest Rates
Note: Assumptions per discussions with Lasso management.

PROJECT LASSO
Current Adjusted Valuation
(a) Stock price as of May 8, 2008. Basic shares from 10-K for the period ended December 31, 2007.
(b) Total options outstanding per Lasso management as of April 2008.
(c) Financial statistics as of December 31, 2007.
(d) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(e) Includes valuation and 2007 EBITDA adjustments per discussions with Lasso management.
(f) Consensus EPS estimates per Reuters.
(g) EPS estimates per Lasso management.
(h) Assumes pro forma interest from the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at 13.0% per discussions with Lasso management.
Including pro forma
valuation adjustments and
2007 EBITDA adjustments,
as well as pro forma
refinancing assumptions for
the restaurant-level debt,
Lasso is currently valued as
follows:
Lasso’s Current Valuation (US$ and shares in millions, except per share data)
Current Valuation
Stock Price
(a)
$15.74
Shares Outstanding
(a)
16.1
CSEs from Options Outstanding
(b)
0.2
Fully Diluted Shares 16.4
Fully Diluted Market Cap $257.4
Total Debt (c) $888.7
Total Cash (c)(d) 28.6
Net Debt $860.1
Valuation Adjustments (e) (11.8)
Adjusted Enterprise Value $1,105.7
Adjusted Financial Statistics and Estimates Valuation Multiples
2007 Revenue
(c)
$1,171.9
2007 EBITDA
(c)(e)
186.5 Enterprise Value/LTM EBITDA 5.9x
2008E EPS (Consensus)
(f)
$1.41 2008E P/E (Consensus)
(f)
11.2x
2008E EPS (Mgmt.) (g) 1.31 2008E P/E (Mgmt.) (g) 12.0x
2009E EPS (Consensus) (f) 1.48 2009E P/E (Consensus) (f) 10.6x
2009E EPS (Mgmt.) (g) 2.04 2009E P/E (Mgmt.) (g) 7.7x
2009E EPS (Mgmt. with Refinancing) (h) 1.49 2009E P/E (Mgmt. with Refinancing) (h) 10.6x

PROJECT LASSO
Valuation Discussion
We focused on 2007 EBITDA and forward earnings as the key drivers of valuation, as well as:
Adjustments for unusual events (valuation and 2007 EBITDA)
Expected revenue and earnings growth rates
Cash flow needs/generation
Execution risk, including significant capital expenditures in the Golden Nugget
Where appropriate, we evaluated a refinancing of the 9.5% Senior Notes and its impact on EPS
We excluded the impact of net operating losses
We focused on the following primary valuation methodologies:
Sum-of-the-parts analysis
•
Valuation of comparable public companies
•
Valuation of comparable M&A transactions
•
Discounted cash flow analysis
Analysis of premiums paid for comparable public companies
Cowen took into account a
variety of considerations
when valuing Lasso

PROJECT LASSO
Premiums paid for 2007 - 2008 YTD transactions with equity values between $250.0 million and
$1.0 billion
Considered “pre-affected” price as of January 28, 2008 and current price as of May 8, 2008
Compared to 1-day, 1-week, 1-month and 3-month spot prices
Based on EBITDA, P/E and
trading multiples for
comparable companies
Premiums Paid Analysis
Valuation Approach
Given Lasso’s disparate
operating divisions, Cowen
primarily relied upon the
following valuation
methodologies:
Sum-of-the-Parts Analysis
Comparable Companies Discounted Cash Flow Comparable Acquisitions
Analyzed the restaurant and gaming operations by division using the following methodologies:
Comparable Companies
Comparable Acquisitions
DCFs
Management four-year
unlevered free cash flow
projections
Appropriate discount rate
applied based on WACC
Appropriate terminal value
multiples
Evaluated comparable
acquisition transactions
based on public
information
Primarily focused on
EBITDA multiples

PROJECT LASSO
$10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 $26.00 $28.00 $30.00 $32.00 $34.00 $36.00 $38.00 $40.00
3-Months ($27.75)
1-Month ($19.87)
1-Week ($14.79)
1-Day ($16.67)
3-Months ($20.40)
1-Month ($16.11)
1-Week ($16.10)
1-Day ($15.79)
Restaurant and Gaming Division
2007 EBITDA
2009E P/E (Mgmt. with Refinancing)
2009E P/E (Mgmt.)
2008E P/E (Mgmt.)
2007 EBITDA
Current Bid = $21.00
Stock Price
Valuation Summary
Valuation Summary
Sum-of-the-Parts Analysis:
Comparable Companies Analysis
Comparable Acquisitions Analysis
Discounted Cash Flow Analysis
Premiums Paid Analysis:
Spot Prices Prior to May 8, 2008
Spot Prices Prior to January 28, 2008 (a)
(a) Reflects pre-affected price prior to initial $23.50 offer.

PROJECT LASSO
Valuation Summary (Cont.)
(a) Assumes net debt of $848.3 million, which includes valuation adjustments per discussion with Lasso management and excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties; allocated based on previous schedules.
(b) Basic shares from 10-K for the period ended December 31, 2007.  Options outstanding per Lasso management as of April 2008.
(c) Includes 2007 EBITDA adjustments per discussion with Lasso management.
(d) EPS estimates per Lasso management.
(e) Assumes pro forma interest from the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at 13.0% per discussions with Lasso management.
(f) Prices prior to current price as of May 8, 2008.  Premiums represent the first and third quartile for the specified date and transaction size range.
(g) Prices prior to initial bid on January 28, 2008.  Premiums represent the first and third quartile for the specified date and transaction size range.
Valuation Summary (US$ in millions, except per share data)
Lasso Multiple Implied Implied Implied
Methodology Figure Range Enterprise Value Equity Value
(a)
Stock Price
(b)
Sum-of-the-Parts Valuation Analysis
Comparable Companies Analysis
2007 EBITDA
(c)
Restaurant Division $127.6 5.0x - 6.0x $638.0 - $765.6 $170.2 - $297.8 $10.45 - $17.95
Gaming Division 59.0 7.0x - 9.0x 412.7 - 530.6 32.2 - 150.1 1.97 - 9.04
Total $186.5 5.6x - 6.9x $1,050.7 - $1,296.2 $202.4 - $447.9 $12.42 - $26.99
2008E P/E (Mgmt.)
(d)
Restaurant Division $23.1 13.0x - 17.0x $768.5 - $861.0 $300.8 - $393.3 $18.37 - $23.83
Gaming Division (1.6) 13.0x - 17.0x 359.1 - 352.5 (21.4)- (28.0) (1.31)- (1.70)
Total $21.5 13.0x - 17.0x $1,127.6 - $1,213.6 $279.4 - $365.3 $17.06 - $22.13
2009E P/E (Mgmt.)
(d)
Restaurant Division $28.8 11.0x - 15.0x $784.5 - $899.7 $316.8 - $432.0 $19.19 - $25.93
Gaming Division 4.6 11.0x - 13.0x 431.0 - 440.1 50.4 - 59.6 3.06 - 3.58
Total $33.4 11.0x - 14.7x $1,215.5 - $1,339.9 $367.2 - $491.6 $22.25 - $29.51
2009E P/E (Mgmt. with Refinancing)
(e)
Restaurant Division $19.8 11.0x - 15.0x $685.5 - $764.6 $217.7 - $296.9 $13.30 - $18.00
Gaming Division 4.6 11.0x - 13.0x 431.0 - 440.1 50.4 - 59.6 3.08 - 3.61
Total $24.4 11.0x - 14.6x $1,116.4 - $1,204.8 $268.1 - $356.5 $16.39 - $21.61
Comparable Acquisitions Analysis
2007 EBITDA
(c)
Restaurant Division $127.6 5.0x - 6.0x $638.0 - $765.6 $170.2 - $297.8 $10.45 - $17.95
Gaming Division 59.0 7.0x - 9.0x 412.7 - 530.6 32.2 - 150.1 1.97 - 9.04
Total $186.5 5.6x - 6.9x $1,050.7 - $1,296.2 $202.4 - $447.9 $12.42 - $26.99
Discounted Cash Flow Analysis
2007 EBITDA
(c)
Restaurant Division (Exit Multiples of 5.0x - 6.0x, 12.5% - 14.5% Discount Rate) $127.6 4.9x - 5.9x $627.6 - $753.5 $159.9 - $285.8 $9.86 - $17.44
Gaming Division (Exit Multiples of 7.0x - 9.0x, 11.5% - 13.5% Discount Rate) 59.0 6.7x - 9.3x 392.2 - 551.1 11.7 - 170.6 0.72 - 10.50
Total $186.5 5.5x - 7.0x $1,019.9 - $1,304.6 $171.6 - $456.4 $10.58 - $27.95
Premiums Paid Analysis
Spot Prices Prior to May 08, 2008
(f)
1-Day ($15.79) $15.79 10.5% - 35.6% $1,134.1 - $1,201.2 $285.9 - $352.9 $17.45 - $21.40
1-Week ($16.10) 16.10 13.1% - 37.8% 1,146.9 - 1,214.4 298.6 - 366.1 18.21 - 22.18
1-Month ($16.11) 16.11 14.0% - 39.5% 1,149.5 - 1,219.4 301.2 - 371.1 18.36 - 22.48
3-Months ($20.40) 20.40 12.5% - 41.6% 1,227.5 - 1,328.9 379.2 - 480.6 22.95 - 28.88
Spot Prices Prior to January 28, 2008
(g)
1-Day ($16.67) $16.67 10.5% - 35.6% $1,150.5 - $1,221.5 $302.2 - $373.2 $18.42 - $22.60
1-Week ($14.79) 14.79 13.1% - 37.8% 1,122.1 - 1,183.7 273.8 - 335.4 16.73 - 20.38
1-Month ($19.87) 19.87 14.0% - 39.5% 1,222.3 - 1,308.7 374.1 - 460.5 22.65 - 27.72
3-Months ($27.75) 27.75 12.5% - 41.6% 1,369.7 - 1,510.3 521.4 - 662.0 31.22 - 39.28

PROJECT LASSO
Comparable Restaurant Analysis — Market Statistics
Market Analysis of Restaurant Companies (US$ in millions, except per share data)
(a) Market Value plus net debt plus minority interest.
(b) EPS estimates and Secular Growth Rates (SGR) per Wall Street Research.
Price 52 Week FD Enterprise
Enterprise Value (a) / LTM PE Ratios (b)
5-Year
PE % of SGR (b)
Company Name 5/8/2008 Low High Mkt Cap Value
(a)
Rev EBITDA 2008E 2009E SGR
(b)
2008E 2009E
Benihana $10.32 $9.06 $25.11 $158.0 $182.4 0.6x 4.7x 12.7x 11.9x 15.0% 84.9% 79.1%
Brinker 22.74 14.65 34.33 2,313.1 3,136.1 0.7x 6.0x 13.5x 11.7x 15.0% 90.0% 78.2%
California Pizza Kitchen 16.01 9.32 25.23 410.3 420.5 0.6x 5.9x 27.1x 24.2x 12.0% 226.1% 201.9%
CEC Entertainment 37.71 19.81 39.55 1,031.2 1,338.1 1.7x 7.1x 15.9x 14.2x 12.0% 132.6% 118.4%
McCormick & Schmick's 11.02 9.67 30.98 163.4 183.4 0.5x 7.5x 17.0x 13.8x 15.0% 113.0% 91.8%
O'Charley's 10.95 9.88 23.45 242.6 376.7 0.4x 4.4x 24.9x 17.7x 14.0% 177.8% 126.2%
Ruby Tuesday 8.14 5.70 28.12 420.9 1,026.1 0.7x 6.0x 17.1x 14.9x 15.0% 114.2% 99.3%
Min 0.4x 4.4x 12.7x 11.7x 12.0% 84.9% 78.2%
Mean 0.8x 5.9x 18.3x 15.5x 14.0% 134.1% 113.6%
Median 0.6x 6.0x 17.0x 14.2x 15.0% 114.2% 99.3%
Max 1.7x 7.5x 27.1x 24.2x 15.0% 226.1% 201.9%

PROJECT LASSO
Price 52 Week FD Enterprise
Enterprise Value
(a)
/ LTM PE Ratios
(b)
5-Year
PE % of SGR
(b)
Company Name 5/8/2008 Low High Mkt Cap
Value
(a)
Rev EBITDA 2008E 2009E
SGR
(b)
2008E 2009E
Ameristar Casinos $17.25 $15.29 $38.00 $986.5 $2,527.4 2.2x 9.1x 13.6x 11.8x 10.0% 135.8% 118.2%
Boyd Gaming Corp. 18.19 17.10 54.22 1,596.3 3,697.1 1.9x 7.3x 13.8x 12.7x 17.0% 81.1% 74.8%
Isle of Capri Casinos 6.15 5.93 26.03 216.6 1,669.1 1.5x 9.4x NM 24.6x 13.0% NA 189.2%
Monarch Casino and Resort 13.66 12.53 31.41 251.0 235.3 1.5x 6.1x 18.0x 13.4x 15.0% 119.8% 89.3%
Pinnacle Entertainment 14.37 12.12 31.34 861.3 1,599.5 1.7x 17.6x NM 33.4x 15.0% NM 222.8%
Riviera Holdings 15.25 14.24 39.12 192.0 391.3 1.9x 9.4x NA NA NA NA NA
Trump Entertainment Resorts 2.45 2.40 17.15 79.8 1,661.1 1.7x 12.6x NM NM 15.0% NA NA
Min 1.5x 6.1x 13.6x 11.8x 10.0% 81.1% 74.8%
Mean 1.8x 10.2x 31.3x 19.2x 14.2% 112.2% 138.9%
Median 1.7x 9.4x 15.9x 13.4x 15.0% 119.8% 118.2%
Max 2.2x 17.6x 79.8x 33.4x 17.0% 135.8% 222.8%
Market Analysis of Select Casino and Gaming Companies (US$ in millions, except per share data)
Comparable Casino and Gaming Analysis — Market Statistics
(a) Market Value plus net debt plus minority interest.
(b) EPS estimates and Secular Growth Rates (SGR) per Wall Street Research.

PROJECT LASSO
2.0x
3.0x
4.0x
5.0x
6.0x
7.0x
8.0x
9.0x
10.0x
11.0x
12.0x
13.0x
5/08 9/06 1/05 5/03 9/01 1/00 5/98
Lasso Comparable Restaurants Comparable Casino and Gaming
(Multiple)
10-year Casino Average (8.3x)
10-year Restaurant Average (8.1x)
10-year Lasso Average (6.5x)
Historical Trading Analysis
Analysis of Historical LTM EBITDA Trading Multiples
Even with the recent
decline, Lasso is still trading
near its 10-year average
LTM EBITDA trading
multiple, which is a discount
to both the restaurant and
casino and gaming
companies
Note: Factset as of May 8, 2008.
Comparable Restaurants include: Benihana, Brinker International, California Pizza Kitchen, CEC Entertainment, McCormick & Schmick’s, O’Charley’s and Ruby Tuesday.
Comparable Casino and Gaming includes: Ameristar Casinos, Boyd Gaming, Isle of Capri Casinos, Monarch Casino & Resort, Pinnacle Entertainment, Riviera Holdings and Trump Entertainment.

PROJECT LASSO
Enterprise Value/
Date Date Ent. LTM LTM
Announced Closed Target Acquirer Val.
(a)
Revenue EBITDA
3/11/2008 TBD Hooters Inc. Chanticleer Holdings 55.1 $       NA NA
12/4/2007 1/3/2008 Smokey Bones Barbeque & Grill Sun Capital 80.0          NA NA
11/6/2007 2/20/2008 Cameron Mitchell Restaurants Ruth's Chris Steak House 92.0          0.9x 7.0x
8/23/2007 8/23/2007 Yard House TSG Consumer Partners 190.0        1.7x 9.5x
8/16/2007 10/1/2007 RARE Hospitality Darden Restaurants 1,368.3     1.3x 11.4x
7/16/2007 11/29/2007 Applebee's IHOP 2,071.0     1.5x 9.2x
7/5/2007 10/22/2007 Champps Entertainment F&H Acquisition Corp. (Fox & Hound) 70.9          0.3x 5.8x
6/18/2007 9/4/2007 Friendly Ice Cream Corp. Freeze Operations (Sun Capital) 337.2        0.6x 8.1x
5/22/2007 6/14/2007 OSI Restaurant Partners (Outback) Bain Capital, Catterton, Company Founders 3,432.2     0.9x 9.3x
5/7/2007 8/20/2007 Smith & Wollensky Patina Restaurant Group 97.4          0.8x 13.2x
12/7/2006 3/5/2007 Hard Rock Café (sub of Rank Group PLC) Seminole Tribe of Florida 965.0        1.9x 9.9x
10/30/2006 12/6/2006 Logan's Roadhouse Bruckman, Rosser, Sherrill & Co. 486.0        1.2x 10.4x
10/10/2006 10/16/2006 Joe's Crab Shack J.H. Whitney Capital Partners 192.0        0.6x 6.4x
8/18/2006 1/12/2007 Lone Star Steakhouse Lone Star Funds 556.3        0.8x 12.3x
8/8/2006 8/10/2006 Real Mex Restaurants Sun Capital 350.0        0.6x 6.2x
5/22/2006 6/29/2006 Main Street Restaurant Group The Briad Group 150.3        0.6x 8.2x
12/9/2005 3/8/2006 Dave & Buster's (DAB) Wellspring Capital Management 383.0        0.8x 6.1x
10/4/2005 2/27/2006 Fox & Hound Restaurant Group (FOXX) Newcastle Partners and Steel Partners 179.6        1.1x 8.2x
4/29/2005 9/22/2005 Worldwide Restaurant Concepts (SZ) Pacific Equity Partners 220.2        0.6x 8.8x
1/20/2005 3/7/2005 Charlie Brown's Trimaran Partners 140.0        0.9x 7.0x
1/11/2005 2/23/2005 Uno Restaurant Holdings Centre Partners 191.6        0.6x 5.6x
Comparable Restaurant M&A Transactions
(a) Represents total consideration including the assumption of liabilities and residual cash (enterprise value) when available.
Comparable Restaurant M&A Transactions (US$ in millions)

PROJECT LASSO
Enterprise Value/
Date Date Ent. LTM LTM
Announced Closed Target Acquirer Val.
(a)
Revenue EBITDA
10/20/2004 11/30/2004 Chevy's Real Mex Restaurants, Inc. 84.6 $       0.3x NA
6/16/2004 4/13/2005 Quality Dining Inc. (QDIN) Investor Group 129.6        0.6x 5.4x
9/30/2003 3/10/2004 Garden Fresh (LTUS) Centre Partners / Fairmont Capital 135.8        0.6x 5.4x
5/8/2003 6/30/2003 Vicorp Restaurants Wind Point Partners 225.5        NA 4.9x
10/29/2002 1/28/2003 Ninety Nine Restaurants & Pub O'Charley's (CHUX) 160.0        0.8x 6.2x
9/11/2002 10/4/2002 Saltgrass Steak House Landry's Restaurants (LNY) 75.0          0.8x 5.8x
2/19/2002 2/19/2002 C. A. Muer Corp Landry's Restaurants (LNY) 28.0          0.5x NA
6/9/2001 8/22/2001 McCormick & Schmick's (Division of AVDO) BRS & Castle Harlan 123.5        0.8x 6.8x
2/15/2001 5/14/2001 Vicorp Restaurants (VRES) Goldner Hawn Johnson & Morrison / BancBoston / Fairmont 171.4        0.5x 4.1x
11/16/2000 7/17/2001 Il Fornaio (ILFO) Bruckmann, Rosser, Sherrill & Co 74.5          0.6x 6.0x
10/25/2000 7/31/2001 Uno Restaurant Corp. (UNO) Aaron Spencer (Chairman) and Other Management 166.7        0.7x 5.4x
9/26/2000 12/1/2000 Rainforest Café (RAIN) Landry's Restaurants (LNY) 59.1          0.2x 2.6x
6/5/2000 10/2/2000 Buffets (BOCB) Caxton-Iseman 566.1        0.6x 4.9x
Mean (All)
0.8x 7.3x
Median (All)
0.7x 6.6x
Mean (2005 - Current)
0.9x 8.6x
Median (2005 - Current)
0.8x 8.2x
Mean (2000 - 2004)
0.6x 5.2x
Median (2000 - 2004)
0.6x 5.4x
Comparable Restaurant M&A Transactions (Cont.)
(a) Represents total consideration including the assumption of liabilities and residual cash (enterprise value) when available.
Comparable Restaurant M&A Transactions (US$ in millions)

PROJECT LASSO
Enterprise Value/
Date Date Ent. LTM LTM
Announced Closed Target Acquirer Val.
(a)
Revenue EBITDA
12/11/2007 TBD Cannery Casino Resorts Crown Limited 1,750.0 $   NA NA
11/13/2007 1/25/2008 Isle of Capri Casinos (Black Hawk) Isle of Capri Casinos 150.2         NA NA
9/4/2007 9/4/2007 Jalou Fox Jacobs Entertainment 13.7           NA NA
6/27/2007 3/10/2008 Binions Gambling Hall TLC Casino Enterprises 32.0           NA NA
6/15/2007 TBD Penn National Gaming Fortress Investment Group and Centerbridge Partners 8,717.1      3.8x 14.3x
6/4/2007 6/4/2007 Green Acres Casino Management Gaming Entertainment 10.0           NA NA
4/23/2007 2/20/2008 Icahn Enterprises (American Casino, Stratosphere) Whitehall Street Fund (Goldman) 1,200.0      3.1x 13.9x
4/3/2007 11/6/2007 Gateway Casinos Income Fund New World Gaming Partners 854.4         NM 18.8x
3/19/2007 6/11/2007 Casino Aztar Isle of Capri Casinos 45.0           NA NA
1/19/2007 TBD 155 East Tropicana (Hooters Casino) NTH Advisory Group and Silverleaf Real Estate 95.0           1.4x NM
12/4/2006 11/7/2007 Station Casinos Fertitta Colony Partners 8,675.9      NM 19.3x
12/19/2006 1/28/2008 Harrah's Entertainment Apollo Management and TPG 27,753.3    2.9x 11.9x
12/7/2006 3/5/2007 Hard Rock Café Seminole Tribe of Florida 965.0         2.0x NA
9/11/2006 9/11/2006 Stanley Leisure Genting International 1,265.9      3.0x 16.4x
9/5/2006 11/17/2006 Sands Casino Pinnacle Entertainment 250.0         NA NA
8/31/2006 11/2/2006 London Clubs International Dagger Holdings (Harrah's) 592.0         2.5x 19.1x
5/31/2006 3/1/2007 Dania Jai Alai Boyd Gaming 152.5         NA NA
5/17/2006 1/3/2007 Sands Regent Herbst Gaming 138.1         1.6x 9.2x
5/11/2006 2/5/2007 Hard Rock Casino (Las Vegas) Morgans Hotel Group 770.0         4.2x NM
4/13/2006 1/3/2007 Aztar Corp (Tropicana Casino) Wimar Tahoe Corp. (Blackstone) 2,735.4      3.0x 12.8x
4/10/2006 2/1/2007 Stockman's Casino Full House Resorts 25.5           2.3x 10.0x
2/14/2006 7/31/2006 Isle of Capri Casinos (Two Casinos) Legends Gaming 240.0         1.5x 6.8x
11/29/2005 5/19/2006 Harrah's (Flamingo Casino, Laughlin) American Real Estate Partners 170.0         NA NA
8/22/2005 12/23/2005 Imperial Palace Harrah's Entertainment 370.0         NA NA
Comparable Casino and Gaming M&A Transactions
(a) Represents total consideration including the assumption of liabilities and residual cash (enterprise value) when available.
Comparable Casino and Gaming M&A Transactions (US$ in millions)

PROJECT LASSO
Enterprise Value/
Date Date Ent. LTM LTM
Announced Closed Target Acquirer Val.
(a)
Revenue EBITDA
6/20/2005 10/25/2005 Argosy Casino (Baton Rouge) Columbia Sussex Corp. 150.0 $      1.7x 7.4x
3/23/2005 4/25/2005 MotorCity Casino Ilitch Holdings Inc 981.3         2.3x NA
2/28/2005 9/1/2005 Depot Casino Sands Regent 10.2           1.9x NA
2/4/2005 9/27/2005 Golden Nugget Casino Landry's Restaurants 316.1         1.6x 13.4x
1/20/2005 7/22/2005 Galaxy Casino SA Canton Treasure Group Ltd 2,359.5      NM NA
11/3/2004 10/3/2005 Argosy Gaming Penn National Gaming 2,149.8      2.1x 8.1x
7/15/2004 6/13/2005 Caesars Entertainment Harrah's Entertainment 9,356.5      2.0x 8.6x
6/4/2004 4/26/2005 Mandalay Resort Group MGM Mirage 7,659.0      2.9x 10.3x
2/6/2004 7/1/2004 Coast Casinos Boyd Gaming 1,282.2      2.2x 8.9x
9/10/2003 7/1/2004 Horseshoe Gaming Holding Corp. Harrah's Entertainment 1,450.0      1.8x 8.3x
8/7/2002 3/3/2003 Hollywood Casino Corp. Penn National Gaming 782.1         1.7x 8.5x
9/19/2000 12/19/2002 Stratosphere Corp. Icahn Associates Corp. 77.4           0.6x 6.4x
4/24/2001 8/1/2001 Harveys Casino Resorts Harrah's Entertainment 625.4         1.4x 6.0x
3/6/2000 5/31/2000 Mirage Resorts MGM Grand 6,559.7      2.8x 14.3x
Mean 2.3x 11.5x
Median 2.1x 10.1x
Mean (Sub-$1.0 Billion Enterprise Value) 1.9x 10.6x
Median (Sub-$1.0 Billion Enterprise Value) 1.7x 8.9x
Mean (2005 - Current) 2.4x 13.3x
Median (2005 - Current) 2.3x 13.4x
Mean (2000 - 2004) 2.0x 8.8x
Median (2000 - 2004) 2.0x 8.5x
Comparable Casino and Gaming M&A Transactions (Cont.)
(a) Represents total consideration including the assumption of liabilities and residual cash (enterprise value) when available.
Comparable Casino and Gaming M&A Transactions (US$ in millions)

PROJECT LASSO
Discounted Cash Flow Overview — Restaurant Division
There are two key components to the restaurant division DCF
The present value of the stream of unlevered cash flows in the projected period
The terminal value based on EBITDA in the out-year of the projected period
Projections used for the DCF model were those provided by Lasso management
Using the CAPM formula and a set of comparable restaurant companies/Lasso’s projected beta according to Barra’s Betas, we calculated Lasso’s restaurant division cost of capital as approximately 13.5%
Pre-tax cost of debt of 12.0%
(a)
Risk-free rate of 3.5%
(b)
Re-levered comparable company beta of 1.97
Equity risk premium of 7.1%
(c)
Size premium of 4.4%
(c)
We presented the DCF with discount rates ranging from 12.5% - 14.5%
We presented the DCF with exit multiples of 5.0x - 6.0x EBITDA
We utilized a discounted
cash flow (DCF) model for
the restaurant division to
calculate its intrinsic value
to Lasso
(a) Represents a blended interest rate between Lasso’s restaurant credit facility and the estimated refinancing of the Senior Notes at 13.0%.
(b) U.S. 10-year Treasury Yield as of April 18, 2008.
(c) Per Ibbotson Associates data.

PROJECT LASSO
Discounted Cash Flow Analysis — Restaurant Division (US$ in millions, except per share data)
Discounted Cash Flow Analysis — Restaurant Division
Note: Valuation as of December 31, 2007.
(a) Reflects taxes for a non-levered firm with a tax rate of 32.0% per Lasso projection model.
(b) EBIAT reflects earnings before interest and after taxes.
(c) Excess value adjustments per discussions with Lasso management.
(d) 2007 EBITDA adjustments per discussions with Lasso management.
Projected
Fiscal Year Ending December, 2008 2009 2010 2011
Revenue 948.7 $     983.5 $     988.0 $     997.0 $
EBITDA 129.6 135.8 136.4 137.8
EBIT 78.2 83.6 83.8 84.6
Less: Taxes
(a)
25.0 26.8 26.8 27.1
EBIAT
(b)
53.2 56.9 57.0 57.5
Plus: Depreciation and Amortization 51.4 52.1 52.7 53.2
Plus: Stock Compensation Expense 4.0 3.6 3.6 3.6
Less: Capital Expenditures (40.0) (22.0) (22.0) (22.0)
Decrease/(Increase) in Working Capital (23.7) 3.8 0.9 1.2
Unlevered Free Cash Flow 44.8 $      94.3 $      92.1 $      93.5 $
Discount Rate 12.5% 13.5% 14.5%
Terminal EBITDA Multiple 5.0x 5.5x 6.0x 5.0x 5.5x 6.0x 5.0x 5.5x 6.0x
2011E EBITDA $137.8 $137.8 $137.8 $137.8 $137.8 $137.8 $137.8 $137.8 $137.8
Terminal Value 688.9 757.8 826.7 688.9 757.8 826.7 688.9 757.8 826.7
PV of Terminal Value 430.1 473.1 516.1 415.1 456.6 498.1 400.8 440.9 481.0
PV of Near-term Free Cash Flows 237.4 237.4 237.4 232.0 232.0 232.0 226.8 226.8 226.8
Implied Enterprise Value $667.5 $710.5 $753.5 $647.1 $688.7 $730.2 $627.6 $667.7 $707.8
Plus: Valuation Adjustments (c) 11.8 11.8 11.8 11.8 11.8 11.8 11.8 11.8 11.8
Plus: Cash & Equivalents 22.1 22.1 22.1 22.1 22.1 22.1 22.1 22.1 22.1
Less: Total Debt 501.7 501.7 501.7 501.7 501.7 501.7 501.7 501.7 501.7
Implied Equity Value $199.7 $242.8 $285.8 $179.4 $220.9 $262.4 $159.9 $200.0 $240.1
Implied Equity Value per Share $12.26 $14.86 $17.44 $11.03 $13.54 $16.04 $9.86 $12.28 $14.69
Implied Enterprise Value as a 5.2x 5.6x 5.9x 5.1x 5.4x 5.7x 4.9x 5.2x 5.5x
Multiple of 2007 Adjusted EBITDA
(d)

PROJECT LASSO
Discounted Cash Flow Overview — Gaming Division
There are three key components to the gaming division DCF
The present value of the stream of unlevered cash flows in the projected period
The terminal value based on EBITDA in the out-year of the projected period
The impact of building the new tower at the Las Vegas Golden Nugget
Projections used for the DCF model were those provided by Lasso management
Using the CAPM formula and a set of comparable casino and gaming companies/Lasso’s projected beta according to Barra’s Betas, we calculated Lasso’s gaming division cost of capital as approximately 12.5%
Pre-tax cost of debt of 9.0%
Risk-free rate of 3.5%
(a)
Re-levered comparable company beta of 1.99
Equity risk premium of 7.1%
(b)
Size premium of 9.7%
(b)
We presented the DCF with discount rates ranging from 11.5% - 13.5%
We presented the DCF with exit multiples of 7.0x - 9.0x EBITDA
We utilized a discounted
cash flow (DCF) model for
the gaming division to
calculate its intrinsic value
to Lasso
(a) U.S. 10-year Treasury Yield as of April 18, 2008.
(b) Per Ibbotson Associates data.

PROJECT LASSO
Discounted Cash Flow Analysis — Gaming Division (US$ in millions, except per share data)
Discounted Cash Flow Analysis — Gaming Division
Note: Valuation as of December 31, 2007.
(a) Reflects taxes for a non-levered firm with a tax rate of 32.0% per Lasso projection model.
(b) EBIAT reflects earnings before interest and after taxes.
(c) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
Projected
Fiscal Year Ending December, 2008 2009 2010 2011
Revenue 264.7 $     290.0 $     342.0 $     357.0 $
EBITDA 56.2 65.0 81.0 98.0
EBIT 33.4 40.5 49.8 63.9
Less: Taxes
(a)
10.7 12.9 16.0 20.4
EBIAT
(b)
22.7 27.5 33.9 43.4
Plus: Depreciation and Amortization 22.8 24.5 31.2 34.1
Plus: Stock Compensation Expense - - - -
Less: Capital Expenditures (85.6) (99.4) (44.7) (12.0)
Decrease/(Increase) in Working Capital (4.8) 2.8 4.2 (5.5)
Unlevered Free Cash Flow (44.9) $    (44.5) $    24.5 $      60.0 $
Discount Rate 11.5% 12.5% 13.5%
Terminal EBITDA Multiple 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x
2011E EBITDA $98.0 $98.0 $98.0 $98.0 $98.0 $98.0 $98.0 $98.0 $98.0
Terminal Value 686.0 784.0 882.0 686.0 784.0 882.0 686.0 784.0 882.0
PV of Terminal Value 443.8 507.2 570.6 428.3 489.4 550.6 413.4 472.4 531.5
PV of Near-term Free Cash Flows (19.5) (19.5) (19.5) (20.4) (20.4) (20.4) (21.1) (21.1) (21.1)
Implied Enterprise Value $424.3 $487.7 $551.1 $407.9 $469.1 $530.3 $392.2 $451.3 $510.3
Plus: Cash & Equivalents (c) 6.5 6.5 6.5 6.5 6.5 6.5 6.5 6.5 6.5
Less: Total Debt 387.0 387.0 387.0 387.0 387.0 387.0 387.0 387.0 387.0
Implied Equity Value $43.8 $107.2 $170.6 $27.4 $88.6 $149.7 $11.7 $70.7 $129.8
Implied Equity Value per Share $2.71 $6.64 $10.50 $1.70 $5.48 $9.24 $0.72 $4.38 $8.03
Implied Enterprise Value as a 7.2x 8.3x 9.3x 6.9x 8.0x 9.0x 6.7x 7.7x 8.7x
Multiple of 2007 EBITDA

PROJECT LASSO
Projected
Fiscal Year Ending December, 2008 2009 2010 2011
Revenue - $            - $            13.8 $        51.9 $
EBITDA -               -               5.5             18.7
EBIT (0.6)            (2.6)            1.6             14.7
   Less: Taxes
(a)
(0.2)            (0.8)            0.5             4.7
EBIAT
(b)
(0.4)            (1.8)            1.1             10.0
Plus: Depreciation and Amortization 0.6             2.6             4.0             4.0
Plus: Stock Compensation Expense -               -               -               -
Less: Capital Expenditures (49.7)          (108.2)        (0.6)            -
Decrease/(Increase) in Working Capital -               -               -               -
Unlevered Free Cash Flow (49.5) $     (107.4) $   4.4 $         14.0 $
Discount Rate 11.5% 12.5% 13.5%
Terminal EBITDA Multiple 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x
2011E EBITDA $18.7 $18.7 $18.7 $18.7 $18.7 $18.7 $18.7 $18.7 $18.7
Terminal Value 130.9         149.6         168.3         130.9         149.6         168.3         130.9         149.6         168.3
PV of Terminal Value 84.7           96.8           108.9         81.7           93.4           105.1         78.9           90.1           101.4
PV of Near-term Free Cash Flows (118.5)        (118.5)        (118.5)        (117.0)        (117.0)        (117.0)        (115.5)        (115.5)        (115.5)
Implied Enterprise Value ($33.8) ($21.7) ($9.6) ($35.3) ($23.6) ($11.9) ($36.6) ($25.4) ($14.1)
Plus: Cash & Equivalents 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0
Less: Total Debt 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0
Implied Equity Value ($33.8) ($21.7) ($9.6) ($35.3) ($23.6) ($11.9) ($36.6) ($25.4) ($14.1)
Implied Equity Value per Share ($2.10) ($1.35) ($0.60) ($2.18) ($1.46) ($0.74) ($2.27) ($1.57) ($0.87)
Discounted Cash Flow Analysis — Impact of the New Tower (US$ in millions, except per share data)
Discounted Cash Flow Analysis — Impact of the New Tower
Note: Valuation as of December 31, 2007.
(a) Reflects taxes for a non-levered firm with a tax rate of 32.0% per Lasso projection model.
(b) EBIAT reflects earnings before interest and after taxes.

PROJECT LASSO
Selected Premiums Analysis
Note: Per SDC and Factset as of May 2008. Includes all completed M&A transactions of public companies since 2007 with equity values between $250.0 million and $1.0 billion.
(a) Reflects pre-affected price prior to initial $23.50 offer.
Selected Premiums Analysis — 2007-2008 YTD Completed M&A Transactions
Premiums Prior to Closing Price (Quartile)
1-Day 1-Week 1-Month 3-Months
First Third First Third First Third First Third
Premiums Paid Analysis Prior to May 08, 2008
First and Third Quartile Spot Price 10.5% 35.6% 13.1% 37.8% 14.0% 39.5% 12.5% 41.6%
Spot Prices Prior to May 08, 2008:
1-Day ($15.79) $17.45 $21.40 - - - - - -
1-Week ($16.10) - - $18.21 $22.18 - - - -
1-Month ($16.11) - - - - $18.36 $22.48 - -
3-Months ($20.40) - - - - - - $22.95 $28.88
First and Third Quartile Average Prices 10.5% 31.7% 13.1% 33.0% 14.7% 34.0%
Average Prices Prior to May 08, 2008:
1-Week ($15.76) - - $17.41 $20.76 - - - -
1-Month ($16.09) - - - - $18.19 $21.40 - -
3-Months ($17.55) - - - - - - $20.13 $23.52
Premiums Paid Analysis Prior to January 28, 2008 (a)
First and Third Quartile Spot Price 10.5% 35.6% 13.1% 37.8% 14.0% 39.5% 12.5% 41.6%
Historical Spot Prices Prior to January 28, 2008 Initial $23.50 Bid:
1-Day ($16.67) $18.42 $22.60 - - - - - -
1-Week ($14.79) - - $16.73 $20.38 - - - -
1-Month ($19.87) - - - - $22.65 $27.72 - -
3-Months ($27.75) - - - - - - $31.22 $39.28
First and Third Quartile Average Prices 10.5% 31.7% 13.1% 33.0% 14.7% 34.0%
Average Price Prior to January 28, 2008 Initial $23.50 Bid:
1-Week ($15.94) - - $17.61 $20.99 - - - -
1-Month ($16.31) - - - - $18.44 $21.70 - -
3-Months ($21.29) - - - - - - $24.41 $28.53

PROJECT LASSO
Valuation at Various Share Prices
(a) Except where noted, prices relative to initial bid announcement date.
(b) Current price as of May 8, 2008.
(c) Basic shares from 10-K for the period ended December 31, 2007. Options outstanding per Lasso management as of April 2008.
(d) Assumes net debt of $860.1 million, which excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(e) Includes valuation and 2007 EBITDA adjustments per discussion with Lasso management.
(f) Consensus EPS estimates per Reuters.
(g) EPS estimates per Lasso management.
(h) Assumes pro forma interest from the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at 13.0% per discussions with Lasso management.
Multiples at Various Share Prices (US$ and shares in millions, except per share data)
Share Price $15.74 $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 $22.00 $23.00 $24.00
Premium/(Discount) (a)
1-Day Prior Price of $16.67 (5.6%) (4.0%) 2.0% 8.0% 14.0% 20.0% 26.0% 32.0% 38.0% 44.0%
30-Day Average Price of $16.31 (3.5%) (1.9%) 4.2% 10.4% 16.5% 22.6% 28.8% 34.9% 41.0% 47.1%
3-Month Average Price of $21.29 (26.1%) (24.8%) (20.2%) (15.5%) (10.8%) (6.1%) (1.4%) 3.3% 8.0% 12.7%
52-Week High of $32.30 (51.3%) (50.5%) (47.4%) (44.3%) (41.2%) (38.1%) (35.0%) (31.9%) (28.8%) (25.7%)
52-Week Low of $14.18 11.0% 12.8% 19.9% 26.9% 34.0% 41.0% 48.1% 55.1% 62.2% 69.3%
Current Price of $15.74
(b)
0.0% 1.7% 8.0% 14.4% 20.7% 27.1% 33.4% 39.8% 46.1% 52.5%
Implied Equity Value
(c)
$257.4 $261.7 $278.1 $294.7 $311.4 $328.4 $345.5 $362.5 $379.5 $396.6
Implied Enterprise Value
(d)
$1,117.5 $1,121.7 $1,138.2 $1,154.8 $1,171.5 $1,188.5 $1,205.5 $1,222.6 $1,239.6 $1,256.6
Valuation Adjustments (e) ($11.8) ($11.8) ($11.8) ($11.8) ($11.8) ($11.8) ($11.8) ($11.8) ($11.8) ($11.8)
Adjusted Enterprise Value $1,105.7 $1,109.9 $1,126.4 $1,143.0 $1,159.7 $1,176.7 $1,193.7 $1,210.8 $1,227.8 $1,244.8
Fully Diluted Shares (Basic + CSEs) 16.353 16.358 16.375 16.390 16.422 16.451 16.477 16.502 16.524 16.544
Enterprise Value/:
2007 Revenue $1,171.9 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x 1.1x 1.1x
2007 GAAP EBITDA 177.1 6.3x 6.3x 6.4x 6.5x 6.6x 6.7x 6.8x 6.9x 7.0x 7.1x
2007 Adjusted EBITDA (e)
186.5 5.9x 5.9x 6.0x 6.1x 6.2x 6.3x 6.4x 6.5x 6.6x 6.7x
Implied Equity Value/:
2008E EPS (Consensus)
(f)
$1.41 11.2x 11.3x 12.1x 12.8x 13.5x 14.2x 14.9x 15.6x 16.3x 17.0x
2008E EPS (Mgmt.)
(g)
1.31 12.0x 12.2x 12.9x 13.7x 14.5x 15.2x 16.0x 16.7x 17.5x 18.3x
2009E EPS (Consensus)
(f)
1.48 10.6x 10.8x 11.5x 12.2x 12.8x 13.5x 14.2x 14.9x 15.5x 16.2x
2009E EPS (Mgmt.)
(g)
2.04 7.7x 7.8x 8.3x 8.8x 9.3x 9.8x 10.3x 10.8x 11.3x 11.8x
2009E EPS (Mgmt. with Refinancing)
(h)
1.49 10.6x 10.7x 11.4x 12.1x 12.7x 13.4x 14.1x 14.8x 15.4x 16.1x

V. Strategic Alternatives Overview

PROJECT LASSO
Strategic Alternatives Overview
When considering strategic alternatives to maximize shareholder value, the Special
Committee may wish to consider, among other factors:
Projected financial performance of Lasso
Future business execution risk
Future growth potential
Potential for margin expansion
Potential need for future capital
Investor sentiment toward Lasso
Current conditions in the capital markets and overall economy
Refinancing risks
Tax bases for Lasso and the various divisions
Underlying value of current real estate portfolio, including non-operating assets
Competitive landscape

COWEN AND COMPANY
V. STRATEGIC ALTERNATIVES OVERVIEW

PROJECT LASSO
Strategic Alternatives Overview
When evaluating the
current situation, the
Special Committee may also
evaluate a range of other
potential alternatives to
determine how best to
maximize shareholder value
IPO Carve-out/Spin
Sale
Lasso
Share Repurchase
Sale/Leaseback
Status Quo
Acquisition of
Another Company
Divestiture of
Assets/Divisions
Sale of the
Company
Equity Offering

A. Status Quo

PROJECT LASSO
Status Quo
Advantages of Status Quo
Opportunity to demonstrate positive performance and momentum
Opportunity for share-price appreciation if Lasso proves growth strategy over next couple of years
Opportunity to potentially unlock value through sale of assets
Provide shareholders the opportunity to realize potential future benefit from the Golden
Nugget
Maintain control of Lasso direction and culture
Under status quo, Lasso
would:
Continue to operate as a
public company
Execute current growth
plan
Potentially refinance
restaurant debt

PROJECT LASSO
Business execution risk (increasing competition, difficult consumer environment, risk of executing growth plan)
Forego current bid at 33.4% premium to current price
(a)
Costs and risks of potential debt refinancing
Litigation exposure
Difficulty attracting research coverage
Ability to realize operating leverage or even maintain current margins given current industry and commodity trends
Multiple business units make evaluating the public valuation for Lasso challenging for investors
Diverse businesses are challenging to manage effectively
Status Quo (Cont.)
Status Quo Issues to Consider
(a) As of May 8, 2008.

PROJECT LASSO
Projected Potential Value at LTM EBITDA Multiples (US$ in millions, except per share data)
The Potential Value of Status Quo
(a) Projections per Lasso management.
(b) 2007 EBITDA and valuation adjustments per discussions with Lasso management.
(c) Stock price as of May 8, 2008.
(d) Future stock prices discounted to June 30, 2008.
The ability to drive future
shareholder value depends
both on Lasso’s future
performance, as well as
future market multiples
2008E 2009E 2010E 2011E
EBITDA
(a)(b)
185.8 $      200.8 $      217.4 $      235.8 $
% growth (0.4%) 8.0% 8.3% 8.4%
Current Enterprise Value   (b)(c)
1,105.7 $
Current Equity Value
(c)
257.4 $
Current Stock Price (c)
15.74 $
Current 2007 EBITDA Multiple 5.9x
Future Enterprise Values at Various EBITDA Multiples
5.5x 1,022.1 $   1,104.2 $   1,195.9 $   1,296.8 $
6.0x 1,115.0 1,204.5 1,304.6 1,414.7
6.5x 1,207.9 1,304.9 1,413.3 1,532.6
7.0x 1,300.9 1,405.3 1,522.0 1,650.5
7.5x 1,393.8 1,505.7 1,630.7 1,768.4
Future Stock Prices at Various EBITDA Multiples
(b)
5.5x 8.37 $        12.98 $      22.37 $      34.36 $
6.0x 13.99 19.00 28.73 41.12
6.5x 19.54 24.90 34.96 47.89
7.0x 25.00 30.72 41.20 54.65
7.5x 30.39 36.48 47.44 61.41
Annualized Return at Various EBITDA Multiples Discounted to Current Market Price (d)
5.5x (71.7%) (12.0%) 15.1% 25.0%
6.0x (21.0%) 13.4% 27.2% 31.6%
6.5x 54.1% 35.8% 37.6% 37.4%
7.0x 152.4% 56.2% 46.9% 42.7%
7.5x 272.9% 75.1% 55.5% 47.5%
Annualized Return at Various EBITDA Multiples Discounted to $21.00
(d)
5.5x (84.1%) (27.4%) 2.6% 15.1%
6.0x (55.6%) (6.4%) 13.4% 21.2%
6.5x (13.4%) 12.0% 22.6% 26.6%
7.0x 41.8% 28.9% 30.9% 31.4%
7.5x 109.5% 44.5% 38.5% 35.9%

PROJECT LASSO
Note: Projections per Lasso management.
(a) Pro Forma Interest assumes the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at 13.0% per discussions with Lasso management.
(b) In 2008 and beyond, assumes 16.1 million shares outstanding and the conversion of in-the-money options per treasury stock method.
(c) Stock price as of May 8, 2008.
(d) Future stock prices discounted to June 30, 2008.
Projected Potential Value at Forward P/E Multiples (US$ and shares in millions, except per share data)
The Potential Value of Status Quo (Cont.)
Assuming a refinancing of
the Senior Notes at a
13.0% interest rate results
in lower returns to
shareholders
2008E 2009E 2010E 2011E
EBIT 111.6 $      124.1 $      133.6 $      148.5 $
Pro Forma Interest (a)
80.0 88.2 94.5 96.0
Pretax Income 31.6 35.8 39.1 52.5
Taxes 10.1 11.5 12.5 16.8
Pro Forma Net Income 21.5 $        24.4 $        26.6 $        35.7 $
Fully Diluted Shares (b)
16.353 16.353 16.353 16.353
EPS 1.31 $        1.49 $        1.63 $        2.18 $
% growth (9.1%) 13.4% 9.2% 34.1%
Current Equity Value (c)
257.4 $
Current Stock Price (c)
15.74 $
2008E P/E Multiple 12.0x
2009E P/E Multiple 10.6x
Future Stock Price at Various Forward P/E Multiples
10.0x 14.91 $      16.28 $      21.83 $
11.0x 16.40 17.91 24.01
12.0x 17.89 19.53 26.20
13.0x 19.38 21.16 28.38
14.0x 20.87 22.79 30.56
Annualized Return at Various Forward P/E Multiples Discounted to Current Market Price
(d)
10.0x (10.3%) 2.3% 14.0%
11.0x 8.5% 9.0% 18.4%
12.0x 29.2% 15.5% 22.6%
13.0x 51.6% 21.8% 26.6%
14.0x 75.8% 28.0% 30.4%
Annualized Return at Various Forward P/E Multiples Discounted to $21.00
(d)
10.0x (49.6%) (15.6%) 1.6%
11.0x (39.0%) (10.1%) 5.5%
12.0x (27.4%) (4.7%) 9.2%
13.0x (14.8%) 0.5% 12.8%
14.0x (1.2%) 5.6% 16.2%

B. Divestiture of a Division

PROJECT LASSO
Divestiture of Assets or Divisions
Lasso could divest one or more of its concepts or divisions (e.g., Saltgrass Steakhouse, the entire restaurant operations or the casino operations) with a sale or IPO carve-out, thereby either reducing current debt or allowing for more resources (financial and time)
to be invested in core operations
Divestiture of a division should be considered if expected to unlock “hidden value”
Advantages Issues to Consider
Reduces the complexity of the business,
both in terms of management and in the
eyes of Wall Street
Generates cash to fund debt repayment,
growth or acquisitions
Allows management to focus more attention
on remaining holdings
Loss of potential upside from division
Capital structure limitations
“Option value” of division may be greater
than the potential sale price
Potential negative tax implications
Difficult to find an appropriate buyer
Disruptive for management
Potentially impacts G&A efficiencies
Advantages Issues to Consider
Ultimately may reduce the complexity of the
business
Usually results in highest valuation — IPO
market typically achieves a higher multiple
than the M&A market
Ability to market “the story” to the Street —
sell on future projections
Partial proceeds to Lasso at IPO
Potentially insufficient scale as standalone
public company
Slower path to full liquidity for Lasso
Secondary offering
Stock dividend to Lasso shareholders
Costs and risks of the division being a
standalone public company
Capital markets risk (exit timing)
Execution risk (vs. sale)
Divestiture
IPO Carve-out/Spin

PROJECT LASSO
2007 Revenue $175.2
2007 RLP 37.8
2007 EBITDA
(c)
29.4
Implied Multiple Range 6.0x - 8.0x
Implied Ent. Val. $176.6 - $235.5
Less: Tax Leakage $25.2 - $48.1
Net Proceeds from Sale $151.5 - $187.4
Implied EBITDA Multiple 5.1x - 6.4x
Texas: Other:
Houston 15 Lousiana 1
Dallas 14 Colorado 3
San Antonio 3 Nevada 1
Austin 2 North Carolia 1
San Marcos 1 Oklahoma 1
Total 35 Tennessee 1
Total 43
Saltgrass Steakhouse Overview
Saltgrass Steakhouse might be considered as a potential standalone public company
However, given its scale, regional concentration and performance of new units, investors might not be receptive to Saltgrass as a standalone public entity
Minimum public market capitalization should be over $200 million and recent trends need to be favorable
Investors would want to see both proof-of-concept in markets outside of Texas and strong performance from recently opened units
Given that Saltgrass would not likely be a viable public company, the only option would be to divest it
A low tax basis of $112.1 million impacts the ability to sell Saltgrass in a tax-efficient manner
Operations / Valuation Regional Concentration
(b)
2007 Performance
(a)
Note: US$ in millions.
(a) Per discussion with Lasso management.
(b) Locations from Saltgrass website as of May 2008.
(c) G&A and EBITDA adjustments are allocated to Saltgrass Steakhouse on a pro rata basis per discussions with Lasso management .
2007 Units
2007 Run Rate AUV $2.0 - $3.0
2007 Run Rate RLP $0.2 - $0.5
2007 Run Rate RLP Margin 10% - 15%
Pre-2007 Units
2007 AUV $4.4
2007 RLP $1.0
2007 RLP Margin 23.3%

PROJECT LASSO
Golden Nugget Overview and Valuation Considerations
Lasso completed the acquisition of the Golden Nugget on September 27, 2005
Since then, Lasso has undergone significant renovations to the Golden Nugget properties
New restaurants and improved layout on the casino floor
Upgraded rooms to comparable Strip-level quality
New multi-level shark tank pool at the Las Vegas property
Additionally, approximately $158.5 million is being spent to build a new tower in the Las
Vegas Golden Nugget
New tower is expected to open in April 2010 and will add approximately 500 rooms
Valuation considerations for a potential sale or spin-off of the Golden Nugget properties include:
Advantages
•
May be able to unlock value; casino and gaming companies tend to trade at higher multiples
•
Reduces the complexity of managing two disparate businesses
•
Future growth from the new tower may be attractive to potential buyers
Considerations
•
The current macroeconomic environment has put pressure on the casino industry and the timing of a recovery is unclear
•
Timing concerns due to regulatory approvals
•
Stocks are currently trading at depressed multiples vs. last year
•
Potential construction risks for the new tower
•
Business lacks scale of many other leading casino operators

COWEN AND COMPANY

Assumed Gaming Sale Multiple

Assumed Restaurant Sale Multiple

B. DIVESTITURE OF A DIVISION

PROJECT LASSO
2007 Division-level EBITDA (Golden Nugget) 59.0 $
Tax Basis (Golden Nugget)
(a)
412.7
2007 Division-level EBITDA (Restaurants) 127.6 $
Tax Basis (Restaurants)
(a)
692.3
Existing Net Debt
(b)
848.3 $
Tax Rate 32.0%
Transaction Fees 2.0%
Assumed Trading Value of Restaurant Company
4.0x 5.0x 6.0x 7.0x
6.0x
0.54 $   8.43 $   16.13 $ 23.68 $
7.0x
4.12      11.92    19.57    27.07
8.0x
6.53      14.27    21.86    29.31
9.0x
8.92      16.61    24.15    31.55
Assumed Trading Value of Gaming Company
6.0x 7.0x 8.0x 9.0x
4.0x
0.35 $   4.00 $   7.65 $   11.22 $
5.0x
8.09      11.65    15.21    18.74
6.0x
14.22    17.77    21.24    24.71
7.0x
19.26    22.73    26.19    29.61
Assumptions (US$ in millions)
Breakup Analysis
Sale of Restaurant Division Sensitivities
A sale of either the gaming division or restaurant division could be considered
Depending upon the trading multiple of the remaining operations, the sale could create value for Lasso shareholders
(a) Tax bases per discussions with Lasso management.
(b) Net debt includes valuation adjustments per discussions with Lasso management and excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties.
Selling either the gaming or
restaurant division could
result in an increase in
shareholder value
Sale of Gaming Division Sensitivities

C. Sale/Leaseback

PROJECT LASSO
Sale/Leaseback
Advantages Issues to Consider
Potentially unlocks value of underlying
real estate
Rates may be attractive relative to
other refinancing options
Provides liquidity for other uses,
including debt repayment, growth or
acquisitions
Potential earnings accretion
Higher rent expense (and therefore
lower cash flow)
Tax leakage due to capital gains
Limited by existing covenants
Decreased operational flexibility
Given Lasso's significant real estate holdings, a sale/leaseback may be a viable option to raise capital or reduce current debt levels
In addition to the economic considerations, the Special Committee would also need to evaluate the strategic benefit of owning vs. leasing the real estate

PROJECT LASSO
Assumed Value of Operating Fee Simple Properties 100.0 $     200.0 $     300.0 $
Estimated Tax Basis of Assets
(a)
225.0 225.0 225.0
Proceeds After Taxes
(b)
100.0 200.0 276.0
2007 EBITDA
(c)
186.5 186.5 186.5
Sale/Leaseback EBITDA Adjustments:
Incremental Rent Expense
(d)
9.5 19.0 28.5
Adjusted 2007 EBITDA 177.0 $     167.5 $     158.0 $
Current 2007 EBITDA Multiple
(h)
5.9x 5.9x 5.9x
Adjusted Enterprise Value 1,049.4 $  993.1 $     936.8 $
Plus:  Valuation Adjustments
(e)
11.8 11.8 11.8
Less: Net Debt
(f)
(860.1) (860.1) (860.1)
Plus: Proceeds After Taxes
(b)
100.0 200.0 276.0
Adjusted Equity Value 301.1 $     344.8 $     364.5 $
Fully Diluted Shares
(g)
16.402 16.476 16.504
Implied Stock Price 18.36 $     20.93 $     22.08 $
Current Stock Price
(h)
15.74 $       15.74 $       15.74 $
Increase/(Decrease) % to Current Price 16.6% 33.0% 40.3%
Estimated Value at Current EBITDA Multiple (US$ and shares in millions, except per share data)
Sale/Leaseback Analysis — EBITDA Multiple Approach
(a) Per discussions with Lasso management.
(b) Assumes a 32.0% tax rate.
(c) Includes 2007 EBITDA adjustments per discussions with Lasso management.
(d) Assumes a 9.5% capitalization rate.
(e) Valuation adjustments per discussions with Lasso management.
(f) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(g) Basic shares from 10-K for the period ended December 31, 2007. Options outstanding per Lasso management as of April 2008.
(h) As of May 8, 2008.
Depending upon transaction
sizes, capitalization rates
and tax assumptions, a
sale/leaseback could result
in an increase in
shareholder value compared
to current trading levels

PROJECT LASSO
Assumed Value of Operating Fee Simple Properties 100.0 $     200.0 $     300.0 $
Estimated Tax Basis of Assets
(a)
225.0 225.0 225.0
Proceeds After Taxes
(b)
100.0 200.0 276.0
EBIT 124.1 124.1 124.1
Sale/Leaseback EBIT Adjustments:
Incremental Rent Expense
(c)
9.5 19.0 28.5
(Decrease) in D&A from Sale/Leaseback
(a)
(16.0) (16.0) (16.0)
Adjusted EBIT 130.6 $     121.1 $     111.6 $
Sale/Leaseback Interest Adjustments:
Pro Forma Interest
(d)
88.2 88.2 88.2
(Decrease) in Interest from Sale/Leaseback
(e)
(13.0) (26.0) (35.9)
Pretax Income 55.3 $        58.8 $        59.2 $
Taxes
(b)
17.7 18.8 19.0
Pro Forma Net Income 37.6 $        40.0 $        40.3 $
Fully Diluted Shares
(f)
16.353 16.353 16.353
Pro Forma EPS 2.30 $        2.45 $        2.46 $
Current 2009E P/E (Mgmt. with Refinancing)
(g) (h)
10.6x 10.6x 10.6x
Implied Stock Price 24.30 $     25.84 $     26.01 $
Current Stock Price
(h)
15.74 $       15.74 $       15.74 $
Increase/(Decrease) % to Current Price 54.4% 64.2% 65.2%
Estimated Value at 2009E P/E Multiple (US$ and shares in millions, except per share data)
Sale/Leaseback Analysis — P/E Multiple Approach
(a) Per discussions with Lasso management.
(b) Assumes a 32.0% tax rate.
(c) Assumes a 9.5% capitalization rate.
(d) Pro Forma Interest assumes the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at 13.0% per discussions with Lasso management.
(e) Assumes proceeds after taxes from sale/leaseback are used to pay down refinanced 13.0% interest rate restaurant debt.
(f) Basic shares from 10-K for the period ended December 31, 2007. Options outstanding per Lasso management as of April 2008.
(g) Assumes pro forma interest from the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at 13.0% per discussions with Lasso management.
(h) As of May 8, 2008.

D. Sale of the Company

PROJECT LASSO
Sale of the Company
The Special Committee could also pursue a sale of the Company in order to maximize near-term shareholder value
In the event the Special Committee elects to pursue a sale of the Company, it can decide whether to initially negotiate exclusively with the existing bidder (with an appropriate post-announcement market check) or conduct a broader auction process
Advantages Issues to Consider
May provide investors a premium to
current stock price
Provides immediate liquidity to
shareholders
Removes Lasso from public scrutiny
Eliminates public-company costs and
liabilities
Sacrifices potential upside
May be challenging to maximize
valuation given current macroeconomic
environment and comparable valuations
Prior to offer, Lasso was trading near its
five-year low
Potentially limited buyer universe
Some parties may be reluctant to bid
against existing management, especially
considering approximately 40.0%
ownership position
Severance agreements and other
change-of-control costs

PROJECT LASSO
Sale Considerations
Note: Per Lasso public filings and discussions with Lasso management.
(a) Per share severance impact based on Lasso’s 16.4 million fully diluted shares outstanding as of May 8, 2008.
Potential benefits to an acquirer include:
Elimination of public company costs
Possible sale/relocation of headquarters
Possible reduction in certain management expenses (transportation, security, etc.)
Possibility to sell certain or all of the real estate assets
Potential concerns for an acquirer include:
Tilman J. Fertitta’s severance agreement of approximately $56.0 million ($3.42 per share
(a)
)
Required refinancing of the Golden Nugget debt and restaurant-level Senior Notes upon change-of-control (separate from the potential restaurant-level Senior Notes refinancing)
Regulatory approval from gaming authorities
Lease termination provisions on Disney leases

COWEN AND COMPANY

BRINKER INTERNATIONAL

Cracker Barrel Old Country Store

DARDEN RESTAURANTS

OUTBACK STEAKHOUSE

Harrah's

MGM MIRAGE

STATION CASINOS INC.

D. SALE OF THE COMPANY

PROJECT LASSO
Potentially Interested Strategic Partners
Potential Interested Parties
We have included an
abbreviated list of potential
financial and strategic
acquirers
Potentially Interested Financial Buyers
APAX Partners/Saunders Karp & Megrue Cerberus Capital Management Leonard Green Partners
Angelo Gordon D.E. Shaw Lone Star Funds
Apollo Management Freeman Spogli Madison Dearborn
Ares Management Golden Gate Capital Oak Investment Partners
Bain Capital GSO Capital Perry Capital
Bear Stearns Merchant Banking HBK Investments Platinum
Blackstone HIG Capital Polygon Investment Partners
Carlyle Investcorp Ripplewood
Castle Harlan Jefferies Capital Sun Capital Partners
Catterton Partners JH Whitney TA Associates
Caxton-Iseman JW Childs TPG Ventures
CCMP Capital (JP Morgan Partners) Lee Equity Partners Weston Presidio

PROJECT LASSO
Overview of Offers
Tilman Fertitta's original offer of $23.50 per share was submitted on January 28, 2008
The offer did not have committed financing
On April 4, 2008, Mr. Fertitta revised the offer to $21.00 per share
The offer still does not have committed financing, but was accompanied by a "highly confident" letter from Jefferies
The offer letter also states that Jefferies could be in a position to execute a commitment letter within a few weeks from their commencement of due diligence
The current offer represents a 26.0% premium to the day prior to the original announcement and a 33.4% premium to the current price
(a)
Since the public announcement on April 2, 2008, stating that the Special Committee had retained Cowen as an advisor, we have received limited interest from outside parties
(a) As of May 8, 2008.

VI. Questions and Discussion

VII. Appendix

A. Weighted Average Cost of Capital

PROJECT LASSO
Weighted Average Cost of Capital Analysis — Restaurant Division
(a) U.S. 10-Year Treasury Yield as of April 2008.
(b) From Ibbotson Associates 2007 Risk Premia Over Time Report.
(c) Predicted Betas from Barra's Betas as of April 2008.
(d) Book value of debt used to approximate market value; assumed to be zero for calculation purposes if company is in a net cash position.
(e) Equity market value as of May 8, 2008.
(f) Unlevered Beta = (Levered beta / (1+(1- tax rate) x (Net Debt to Equity Ratio))).
(g) K
e
= r
f
+ ß * (r
m
- r
f
) + SP.
(h) K = (W
e
* K
e
) + (W
d
* K
d
).  K
d
equals after tax cost of debt.
Key Assumptions
Lasso
Risk Free Rate
(a)
3.5% Net Debt to Total Cap. (W
d
) 24.35% 60.00%
Equity Risk Premium
(b)
7.1% Equity to Total Cap. (W
e
) 75.65% 40.00%
Marginal Corp. Tax Rate 40.0% Pre-Tax Cost of Debt 12.0%
Lasso Marginal Corp. Tax Rate 32.0%
Size Premium (b)
4.4%
Target Beta Calculations (US$ in millions)
Levered Net Net Debt for Equity Net Debt Unlevered Net Debt to
Comparable Company Equity Beta
(c)
Debt
(d)
Beta Calc Value
(e)
to Equity Beta
(f)
Total Cap.
Restaurants:
Benihana 1.08 $24.4 $24.4 $158.0 15.4% 0.99 13.4%
Brinker 1.28 823.0 823.0 2,313.1 35.6% 1.06 26.2%
California Pizza Kitchen 1.03 10.2 10.2 410.3 2.5% 1.02 2.4%
CEC Entertainment 1.16 306.9 306.9 1,031.2 29.8% 0.98 22.9%
McCormick & Schmick's 1.33 20.0 20.0 163.4 12.2% 1.24 10.9%
O'Charley's 0.99 134.1 134.1 242.6 55.3% 0.74 35.6%
Ruby Tuesday 1.49 605.2 605.2 420.9 143.8% 0.80 59.0%
Mean 1.19 42.1% 0.97 24.4%
Relevered Beta 1.97
Cost of Equity Capital (K
e
) (g) 21.81%
After Tax Cost of Debt (K
d
) 8.16%
WACC (K)
(h) 13.62%

PROJECT LASSO
Weighted Average Cost of Capital Analysis — Gaming Division
(a) U.S. 10-Year Treasury Yield as of April 2008.
(b) From Ibbotson Associates 2007 Risk Premia Over Time Report.
(c) Predicted Betas from Barra's Betas as of April 2008.
(d) Book value of debt used to approximate market value; assumed to be zero for calculation purposes if company is in a net cash position.
(e) Equity market value as of May 8, 2008.
(f) Unlevered Beta = (Levered beta / (1+(1- tax rate) x (Net Debt to Equity Ratio))).
(g) K
e
= r
f
+ ß * (r
m
- r
f
) + SP.
(h) K = (W
e
* K
e
) + (W
d
* K
d
).  K
d
equals after tax cost of debt.
Key Assumptions
Lasso
Risk Free Rate
(a)
3.5% Net Debt to Total Cap. (W
d
) 56.70% 70.00%
Equity Risk Premium
(b)
7.1% Equity to Total Cap. (W
e
) 43.30% 30.00%
Marginal Corp. Tax Rate 40.0% Pre-Tax Cost of Debt 9.0%
Lasso Marginal Corp. Tax Rate 32.0%
Size Premium (b)
9.7%
Target Beta Calculations (US$ in millions)
Levered Net Net Debt for Equity Net Debt Unlevered Net Debt to
Comparable Company Equity Beta
(c)
Debt
(d)
Beta Calc Value
(e)
to Equity Beta
(f)
Total Cap.
Casino and Gaming:
Ameristar Casinos 1.37 $1,540.9 $1,540.9 $986.5 156.2% 0.71 61.0%
Boyd Gaming Corp. 1.74 2,100.9 2,100.9 1,596.3 131.6% 0.97 56.8%
Isle of Capri Casinos 1.49 1,452.5 1,452.5 216.6 670.8% 0.30 87.0%
Monarch Casino and Resort 1.16 (15.7) 0.0 251.0 0.0% 1.16 0.0%
Riviera Holdings 1.37 738.2 738.2 861.3 85.7% 0.91 46.2%
Pinnacle Entertainment 1.95 199.3 199.3 192.0 103.8% 1.20 50.9%
Trump Entertainment Resorts 1.78 1,522.1 1,522.1 79.8 1906.8% 0.14 95.0%
Mean 1.55 436.4% 0.77 56.7%
Relevered Beta 1.99
Cost of Equity Capital (K
e
) (g) 27.28%
After Tax Cost of Debt (K
d
) 6.12%
WACC (K)
(h) 12.47%

B. Additional Operating Analysis

COWEN AND COMPANY

B. ADDITIONAL OPERATING ANALYSIS

PROJECT LASSO
Same-Store Sales Growth
Lasso Same-Store Sales Growth by Concept (Q1 2001 - Q1 2008)
Note: Quarterly same-store sales per Lasso management.
In recent years, Chart
House has realized the most
attractive same-store sales
results
Landry's Seafood House Rainforest Café Saltgrass Steakhouse Chart House
2008
Q1 (1.1%) 1.1% (1.7%) (1.9%)
2007
Q4 (0.1%) (2.8%) 1.7% (1.3%)
Q3 2.3% (0.1%) 1.7% 0.1%
Q2 0.9% (1.3%) 4.5% 2.9%
Q1 (2.9%) 0.4% 1.9% 2.7%
2006
Q4 2.7% 1.0% 3.4% 5.6%
Q3 9.2% 3.5% 4.9% 4.8%
Q2 4.7% 4.9% 4.5% 6.4%
Q1 5.7% 3.7% 6.3% 6.7%
2005
Q4 6.5% 2.1% 5.6% 5.1%
Q3 (3.3%) 1.5% 1.2% 9.4%
Q2 3.8% (1.0%) 0.9% 4.3%
Q1 0.8% (0.2%) 0.5% 9.9%
2004
Q4 (1.0%) 1.6% 1.8% 11.1%
Q3 (0.0%) (2.3%) 1.5% 7.3%
Q2 (2.3%) 1.6% 5.2% 9.5%
Q1 2.8% 3.8% 8.5% 9.1%
2003
Q4 1.2% 1.7% 8.8% 5.1%
Q3 (0.6%) 3.1% NA (1.4%)
Q2 (3.1%) (1.7%) NA NA
Q1 (7.3%) (4.7%) NA NA
2002
Q4 (1.6%) 1.9% NA NA
Q3 0.3% (3.0%) NA NA
Q2 4.4% (0.3%) NA NA
Q1 1.9% (1.1%) NA NA
2001
Q4 4.5% (10.0%) NA NA
Q3 (3.8%) (9.5%) NA NA
Q2 (1.2%) (9.5%) NA NA
Q1 (0.4%) (11.1%) NA NA
Fiscal Year
2007 1.0% (0.9%) 2.4% 1.0%
2006 5.6% 3.3% 4.8% 5.8%
2005 1.8% 0.6% 2.1% 7.0%
2004 (0.3%) 1.0% 0.0% 9.2%
2003 (2.5%) (0.3%) (3.4%) 1.6%
2002 1.4% (0.7%) NA NA
2001 (0.5%) (10.0%) NA NA